.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Under Section 240.14a-12

Oracle Corporation

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September 25, 2026

To our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Wednesday, November 18, 2026, at 9:00 a.m., Central Time. The 2026 Annual Meeting of Stockholders will be a virtual meeting. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet.

We describe in detail the actions we expect to take at the Annual Meeting in the following Notice of 2026 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2026. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

As in prior years, we will be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All stockholders who are not sent a notice, or who otherwise request, will be sent a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. See “Questions and Answers about the Annual Meeting” beginning on page 92 for more information.

Please use this opportunity to take part in our corporate affairs by voting your shares on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” on page 9 of the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the virtual meeting and to vote your shares during the meeting for the matters acted upon at the meeting. If you cannot attend the virtual meeting, we invite you to listen to a recording following the Annual Meeting through November 25, 2026 by going to www.virtualshareholdermeeting.com/ORCL2026 or our website at www.oracle.com/investor.

Sincerely,

Lawrence J. Ellison

Executive Chair and Chief Technology Officer

2300 Oracle Way

Austin, Texas 78741

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE

9:00 a.m., Central Time, on Wednesday, November 18, 2026

LOCATION

The meeting will be held in a virtual format only. Please visit www.virtualshareholdermeeting.com/ORCL2026.

REPLAY

A recording of the meeting will be available at www.virtualshareholdermeeting.com/ORCL2026 and on our website at www.oracle.com/investor following the Annual Meeting through November 25, 2026.

ITEMS OF BUSINESS

(1)	To elect 13 director nominees to serve on the Board of Directors until our 2027 Annual Meeting of Stockholders.

(2)	To hold an advisory vote to approve the compensation of our named executive officers.

(3)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2027.

(4)	To consider and act on one stockholder proposal, if properly presented at the Annual Meeting.

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE

September 21, 2026

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting online, vote and submit one question during the meeting by visiting www.virtualshareholdermeeting.com/ORCL2026 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials) or on the instructions that accompanied your proxy materials. You will only be entitled to vote and submit a question at the Annual Meeting if you are a stockholder as of the close of business on September 21, 2026, the record date. More details on how to participate in this year’s virtual meeting can be found on page 9 and in the “Questions and Answers about the Annual Meeting” beginning on page 92. In the event of a technical malfunction or other situation that at the discretion of the Executive Chair of the Board of Directors may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held, the Executive Chair or Corporate Secretary of Oracle will convene the meeting at 4:00 p.m., Central Time on the same date and at the location specified above solely for the purpose of holding the adjourned meeting at this later time. Under the foregoing circumstances, we will post information regarding the announcement on the Investors page of Oracle’s website at www.oracle.com/investor.

Brian S. Higgins Senior Vice President and Corporate Secretary September 25, 2026

2026 Annual Meeting of Stockholders

2026 Annual Meeting of Stockholders

Date and Time

Wednesday, November 18, 2026

9:00 a.m., Central Time

Location

Online via live audio webcast at www.virtualshareholdermeeting.com/ORCL2026

Record Date

You will only be entitled to vote and submit a question for the Annual Meeting if you are a stockholder as of the close of business on September 21, 2026, the record date.

Replay

A recording of the meeting will be available on our website at www.oracle.com/investor and at www.virtualshareholdermeeting.com/ORCL2026 following the Annual Meeting through November 25, 2026.

Voting and Attendance

You may vote on the Internet, by telephone, by mail or during the Annual Meeting if you are a stockholder as of the close of business on the record date. You are entitled to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ORCL2026 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

Submitting a Question

You may submit one question either in advance of or during the Annual Meeting if you are a stockholder as of the close of business on the record date. You may submit a question in advance of the meeting at www.proxyvote.com by logging in with your 16-digit control number. During the Q&A session at the Annual Meeting, we will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K for fiscal 2026 and the contents of this proxy statement. Fiscal 2026 began on June 1, 2025 and ended on May 31, 2026. Fiscal 2027 began on June 1, 2026 and ends on May 31, 2027.

The Notice of Internet Availability of Proxy Materials, this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K for fiscal 2026, were first made available to stockholders on or about September 25, 2026.

2026 Annual Meeting of Stockholders

Voting Roadmap
Agenda Item	Board Recommendation	Page
• Election of 13 directors	FOR Each Nominee	79
• Advisory vote to approve the compensation of our named executive officers (NEOs)	FOR	80
• Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2027	FOR	83
• Stockholder proposal	AGAINST	86

2026 Annual Meeting of Stockholders 1

Fiscal 2026 Leadership Transitions

Fiscal 2026 marked an important leadership transition for Oracle at a time of intense and accelerating competition for experienced technology leaders with deep expertise in cloud computing and artificial intelligence (AI).

On September 22, 2025, consistent with Oracle’s succession planning, Ms. Catz transitioned from Chief Executive Officer (CEO) and Principal Financial Officer (PFO) to Executive Vice Chair of the Board of Directors (the Board), an executive and Board position. On the same date, the Board appointed Mr. Magouyrk and Mr. Sicilia as Chief Executive Officers of Oracle. Mr. Magouyrk had been President, Oracle Cloud Infrastructure and Mr. Sicilia had been President, Oracle Industries. The Board also promoted Mr. Hura to President, Global Field Operations and appointed Mr. Kehring as interim PFO until Ms. Maxson joined Oracle as Chief Financial Officer (CFO) on April 6, 2026.

Oracle entered this leadership transition from a position of strength. Messrs. Magouyrk and Sicilia are long-tenured Oracle leaders who have played significant roles in the development and execution of Oracle’s cloud and AI strategy. Their appointments reflected years of intentional succession planning and leadership development by Mr. Ellison, Ms. Catz and the Board and were not the product of an external search or a reaction to a short-term need. Their deep knowledge of Oracle’s technology, customers, operations and strategy positioned them to provide continuity and lead Oracle through its next phase of growth.

Against this backdrop, the Compensation Committee believed that securing Mr. Magouyrk’s and Mr. Sicilia’s continued leadership was critical to preserving strategic continuity, maintaining execution momentum and enhancing long-term stockholder value. In connection with its deliberations, the Compensation Committee determined that the loss of either executive during this transition would have created significant disruption and execution risk at an important point in Oracle’s growth. This risk was heightened by the exceptionally competitive market for proven cloud and AI leaders, in which established global technology companies and well-funded private companies have offered and continue to offer significant compensation opportunities to attract executives with demonstrated records of innovation and execution. The Compensation Committee therefore designed Mr. Magouyrk’s and Mr. Sicilia’s compensation arrangements to promote long-term retention, reinforce accountability for Oracle’s future performance and align a substantial portion of their compensation opportunity with the interests of stockholders.

Director Nominees

In Proposal No. 1, we are asking you to vote FOR each of the 13 director nominees listed below.

Nominee	Age	Director Since	Independent	Current Committees
Awo Ablo President, Co-Impact	54	2022		• Compensation • Governance
Jeffrey S. Berg Chairman, Northside Services, LLC; Former Chairman and CEO, International Creative Management, Inc.	79	1997		• Governance • Finance and Audit • Independence (Chair)
Michael J. Boskin* Tully M. Friedman Professor of Economics and Rose and Milton Friedman Senior Fellow Hoover Institution, Stanford University	81	1994		• Finance and Audit (Chair)
Safra A. Catz Executive Vice Chair of the Board, Oracle Corporation Former CEO, Oracle Corporation	64	2001

2 2026 Annual Meeting of Stockholders

Nominee	Age	Director Since	Independent	Current Committees
Bruce R. Chizen Senior Adviser, Permira Advisers LLP; Strategic Advisor, Voyager Capital; Former CEO, Adobe Systems Incorporated	71	2008		• Governance (Chair) • Finance and Audit
Lawrence J. Ellison Executive Chair, Chief Technology Officer (CTO) and Founder, Oracle Corporation	82	1977
Rona A. Fairhead Former Minister of State, U.K. Department for International Trade; Former Chair, BBC Trust; Former Chair and CEO, Financial Times Group Limited	65	2019		• Finance and Audit • Independence
Jeffrey O. Henley Executive Vice Chair of the Board, Oracle Corporation	81	1995
Clayton M. Magouyrk CEO, Oracle Corporation	40	2025
Tomislav Mihaljevic Chief Executive Officer and President, Morton L. Mandel CEO Chair, Cleveland Clinic	62	2026
Charles W. Moorman Former Senior Advisor and Former CEO, Amtrak; Former CEO, Norfolk Southern Corporation	74	2018		• Compensation (Chair) • Independence
Stephen H. Rusckowski Former CEO and President, Quest Diagnostics, Inc.	68	2025		• Compensation
Michael D. Sicilia CEO, Oracle Corporation	55	2025

* Current lead independent director. See “Corporate Governance—Board Leadership Structure” on page 31 for more information.

2026 Annual Meeting of Stockholders 3

Corporate Governance Highlights

Board of Directors*	Stockholder Rights and Engagement	Good Governance Practices

    Ongoing Board refreshment: two new independent directors added in fiscal 2026 and four independent directors retired or did not stand for re-election over the last two fiscal years

    Separate roles for Board Chair and Chief Executive Officers (CEOs)

    Lead independent director

    Majority of independent directors

    100% independent Board committees

    Annual director elections

    Directors with a broad range of experiences and perspectives

    Annual Board and committee performance evaluations, including individual director interviews

    Single class of voting stock

    No supermajority voting provisions

    Stockholder proxy access

    Stockholder right to call a special meeting (20%)

    Stockholder right to act by written consent

    Active stockholder outreach and engagement program

    Robust director and senior officer stock ownership guidelines

    Robust compensation recovery (clawback) policy

    Anti-hedging policy applicable to all employees and directors

    Anti-pledging policy applicable to all employees and directors except Mr. Ellison (whose pledging activities are carefully monitored by our Governance Committee (as defined below))

    Director majority voting and mandatory resignation policy

* Board of Directors as of September 25, 2026.

Stockholder Engagement and Board Responsiveness

We have a longstanding commitment to engaging with our stockholders to understand their perspectives on a broad range of topics, including corporate governance, executive compensation, environmental and social issues, and other matters of interest. Our directors, along with members of our Legal and Investor Relations teams, maintain open lines of communication with stockholders throughout the year. The feedback from these conversations is shared with the Board and thoughtfully considered. When appropriate, the Board takes action to address stockholder feedback and implement meaningful changes.

➢ Independent Director Engagement. On a regular basis, representatives of our independent directors hold meetings with our stockholders to discuss a range of important topics, including Board refreshment and leadership structure, executive compensation, corporate culture and human capital, and other governance related matters. The meetings tend to be between our largest institutional stockholders and all of the members of our Compensation Committee. These meetings are conducted without the participation of our Executive Chair of the Board, Executive Vice Chairs of the Board or CEOs to foster open and independent dialogue. We provide stockholders with a forum to express their views on our executive compensation program and overall governance practices. The Board values these engagements with stockholders as an important component of its oversight responsibilities, helping to promote transparency, accountability and alignment between the Board’s actions and the long-term interests of our stockholders.

4 2026 Annual Meeting of Stockholders

In fiscal 2026, members of our Compensation Committee held meetings with seven large institutional stockholders. Thus far in fiscal 2027, we have reached out to nine large institutional stockholders to set up meetings with members of the Compensation Committee.

➢ Executive Director Engagement. As part of our regular Investor Relations engagement program, a number of our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle AI World in Las Vegas, Nevada where analysts are invited to ask questions and hear presentations from key members of our management team, including a number of our executive directors.

➢ Legal and Investor Relations Engagement. Members of our Legal and Investor Relations teams also engage with stockholders throughout the year. Stockholder proposals, if any, are presented to the Nomination and Governance Committee (the Governance Committee) and the committee provides recommendations to the Board regarding such proposals. Prior to the filing of the proxy statement, members of our Legal team typically engage with any stockholder proponents. Following the filing of a proxy statement, representatives from our Legal and Investor Relations teams reach out to stockholders to offer the opportunity for additional engagement on items included in the annual stockholder meeting agenda and to solicit feedback. When appropriate, independent directors also participate in these discussions.

➢ Say-on-Pay Vote Outcome and Board Responsiveness. Stockholders approved our advisory say-on-pay proposal at our 2025 Annual Meeting with approximately 82% of the votes cast voting in favor of the compensation of our NEOs. This result represents ongoing year-over-year adjustments based on stockholder feedback, and our Board remains committed to understanding stockholder views and looks forward to continuing these productive conversations with stockholders. As described above, members of the Compensation Committee have met with and continue to actively engage with stockholders to understand what actions the Compensation Committee may take to address any stockholder concerns.

2026 Annual Meeting of Stockholders 5

Below is a summary of the Board’s response to the most significant feedback received from stockholders.

What We Heard	The Board’s Response

Stockholders shared a range of views regarding the design of long-term incentive compensation for Oracle’s senior executives. Stockholders emphasized that awards should be understandable, support the retention of key executives and maintain a strong relationship between compensation, long-term company performance and stockholder value. Some stockholders favored a greater emphasis on performance-based compensation, while others recognized the retention value of time-based awards, particularly in the highly competitive market for experienced cloud and AI leaders.

The Compensation Committee considered this feedback in designing the fiscal 2026 equity awards. In connection with their promotions, Messrs. Magouyrk and Sicilia received stock option awards that combine time-based vesting with performance-based vesting tied to Oracle’s long-term financial performance. The Compensation Committee believes this structure appropriately balances retention and performance incentives, while aligning the executives’ interests with those of stockholders. The Compensation Committee will continue to consider stockholder feedback, market conditions, Oracle’s strategic objectives and the competitive environment for executive talent when making future compensation decisions.

What We Heard	The Board’s Response

Describe the rationale for Oracle's dual-CEO structure, the allocation of responsibilities between the CEOs and the Board's continuing approach to the succession planning process. Stockholders generally recognized the complementary experience and capabilities of Messrs. Magouyrk and Sicilia and emphasized the importance of clearly defined responsibilities, effective coordination and continued Board oversight.

The appointments of Messrs. Magouyrk and Sicilia resulted from the Board’s longstanding succession-planning process and its assessment that their complementary expertise and extensive experience at Oracle position them to lead the company during its next phase of growth. The CEOs have distinct areas of focus but are jointly accountable for Oracle’s overall performance and work closely together on matters affecting the company as a whole. The Board and its committees regularly meet with the CEOs and other senior leaders and oversee the effectiveness of the leadership structure. The Board also continues to review succession plans for Oracle’s key executives and the development and readiness of future senior leaders.

6 2026 Annual Meeting of Stockholders

What We Heard	The Board’s Response

Stockholders continued to express interest in Board composition and refreshment, including the balance between the institutional knowledge of longer-tenured directors and the perspectives and capabilities of newer directors. Stockholders encouraged the Board to continue adding directors with relevant experience while maintaining an effective and cohesive Board.

The Board believes that its effectiveness benefits from an appropriate mix of longer-tenured directors with significant knowledge of Oracle and its business and newer directors who bring additional experience and perspectives.

The Board continued its refreshment efforts during fiscal 2026 with the appointments of Dr. Mihaljevic and Mr. Rusckowski as independent directors. Four independent directors concluded their board service over the last two fiscal years, including long-tenured directors who had served for more than 15 years.

The Governance Committee regularly reviews the Board’s composition, skills and succession needs and continues to evaluate potential candidates based on Oracle’s evolving strategy and the needs of the Board.

Some stockholders continued to express concern that Mr. Ellison’s pledging of Oracle common stock could pose a risk to Oracle and its stockholders.

In accordance with Oracle’s Policy on Pledging Oracle Securities, the Governance Committee reviews Mr. Ellison’s pledging arrangements and any associated risks each quarter and reports its findings to the Finance and Audit Committee (the F&A Committee) and the Board. The Governance Committee also periodically engages independent third-party advisors to assist in its assessment.

The Governance Committee continues to believe that Mr. Ellison’s pledging arrangements do not pose a material risk to Oracle or its stockholders, including because Mr. Ellison has the financial capacity to repay the related personal term loans without resorting to the sale or transfer of pledged shares, none of the shares are pledged in margin accounts and the arrangements are not used to hedge or shift Mr. Ellison’s economic exposure to Oracle common stock.

2026 Annual Meeting of Stockholders 7

Practices We Avoid

No repricing, cash-out or exchange of underwater stock options without stockholder approval

No executive severance arrangements except as required by law or provided under equity plans generally

No single-trigger change in control vesting of equity awards

No change in control acceleration of performance-based cash bonuses

No minimum guaranteed vesting for performance-based equity awards for NEOs

No golden parachute tax reimbursements or gross-ups for NEOs

No payout or settlement of dividends or dividend equivalents on unvested equity awards

Best Practices We Employ

Compensation Committee has general oversight over human capital matters, including talent acquisition and retention

High proportion of senior executive compensation is at risk and aligned with stockholders’ interests

Caps on maximum payout of bonuses and performance-based equity awards

Robust stock ownership guidelines, compensation recovery (clawback) policy and annual compensation risk assessment

Independent Compensation Committee and independent compensation consultant

Anti-hedging policy and anti-pledging policy applicable to all employees and directors except for Mr. Ellison, whose pledging activity is monitored by the Governance Committee

Compensation-focused engagement with stockholders

Fiscal 2026 Named Executive Officers (NEOs)

Lawrence J. Ellison Executive Chair and Chief Technology Officer
Clayton M. Magouyrk Director and Chief Executive Officer*
Michael D. Sicilia Director and Chief Executive Officer*
Hilary Maxson Chief Financial Officer and Principal Financial Officer**
Safra A. Catz Executive Vice Chair and former Chief Executive Officer and Principal Financial Officer***
Mark Hura President, Global Field Operations
Stuart Levey Executive Vice President, Chief Legal Officer
Douglas Kehring Executive Vice President and Head of Operations and former Principal Financial Officer****

*Messrs. Magouyrk and Sicilia were each appointed as CEO on September 22, 2025.

**Ms. Maxson was appointed as CFO and PFO on April 6, 2026.

***Ms. Catz served as our CEO and PFO for part of fiscal 2026. On September 22, 2025, Ms. Catz retired as CEO and PFO, and became Executive Vice Chair of the Board.

****Mr. Kehring served as our PFO for part of fiscal 2026, from September 22, 2025 to April 6, 2026, when Ms. Maxson assumed this role.

Human Capital and Compensation Best Practices

8 2026 Annual Meeting of Stockholders

PROXY STATEMENT

We are providing these proxy materials in connection with Oracle Corporation’s 2026 Annual Meeting of Stockholders (the Annual Meeting). The Notice of Internet Availability of Proxy Materials (the Notice), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our most recently filed Annual Report on Form 10-K, were first made available to stockholders on or about September 25, 2026. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or during the Annual Meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on November 17, 2026.

➢ Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

➢ Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction card in hand when you call.

➢ Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

2026 Annual Meeting of Stockholders 9

Q&A at the Annual Meeting

During the question and answer session, we will address questions submitted in advance of, and questions submitted live during, the Annual Meeting that comply with our meeting rules of conduct. You may submit one question either in advance of or during the meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials. Alternatively, you may submit a question during the Annual Meeting through www.virtualshareholdermeeting.com/ORCL2026.

Please identify yourself when submitting a question. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. The meeting rules of conduct will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ORCL2026. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Oracle’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders.

The question and answer session will be accessible following the meeting as part of the recording of the meeting that will be available at www.virtualshareholdermeeting.com/ORCL2026 and on our website at www.oracle.com/investor following the Annual Meeting through November 25, 2026.

➢ Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote on the virtual meeting platform. The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

➢ Attending the Annual Meeting

This year’s Annual Meeting will be held in a virtual format only. The accompanying proxy materials and the meeting’s website, www.virtualshareholdermeeting.com/ORCL2026, include instructions on how to participate in the meeting and how you may vote your shares of Oracle stock. To be admitted to the Annual Meeting online, vote and submit a question during the meeting, you must enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested printed materials), or on the instructions that accompanied your proxy materials.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves enough time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will start 15 minutes before the meeting on November 18, 2026. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the meeting log-in page.

10 2026 Annual Meeting of Stockholders

BOARD OF DIRECTORS

Nominees for Directors

Our Board has nominated 13 individuals for election as directors for a one-year term, 11 of whom stood for election at our last annual meeting of stockholders.

Dr. Mihaljevic and Mr. Rusckowski have been added to the Board since the last annual meeting and are included in the nominee slate for the Annual Meeting. Dr. Mihaljevic and Mr. Rusckowski were identified as potential directors by the Nomination and Governance Committee. George H. Conrades and Naomi O. Seligman served as directors during fiscal 2026 until their retirement in January 2026.

➢ Director Qualifications

Our Corporate Governance Guidelines (described in “Corporate Governance—Corporate Governance Guidelines” on page 26) contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. When considering director nominees, the Governance Committee looks at each candidate’s character, acumen and business judgment, while also focusing on the overall mix of strengths on the Board including, among others, industry and technical knowledge and experience; management, accounting and finance expertise; leadership and strategic vision. Consistent with our Corporate Governance Guidelines, the Governance Committee believes that the Board is enriched by varied perspectives, backgrounds and experiences in order to create an outstanding, dynamic and effective Board to represent the interests of the stockholders.

The Governance Committee also takes director tenure into consideration when making director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced directors that have developed increased institutional knowledge of and valuable insight into our company and its operations and newer directors with fresh perspectives. The Governance Committee and the Board also believe that longer-tenured, experienced directors are a significant strength of the Board, given the large size of our company, the breadth of our product offerings and the international scope of our organization. See “Corporate Governance—Director Tenure and Board Refreshment” on page 35 for more information.

Below we identify the key experiences, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

Industry Knowledge and Experience

We seek directors with experience as executives, directors or leaders in the technology sectors in which we compete, as our long-term success depends on continued innovation and strategic investment in products, technologies and infrastructure, including AI, cloud infrastructure and applications, and database technologies. We believe this industry-specific experience enhances the Board’s ability to understand our business and products, evaluate our competitive position, oversee our strategy and capital investments and monitor emerging technology trends.

2026 Annual Meeting of Stockholders 11

Management, Oversight of Complex Organizations, Accounting and Finance Expertise

We believe that an understanding of management practices, oversight of complex organizations and accounting/finance expertise is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that equips the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one independent director who qualifies as an audit committee financial expert and we expect all of our directors serving on the Finance and Audit Committee (the F&A Committee) to be financially knowledgeable.

Business Judgment, Leadership and Strategic Vision

We believe that directors with experience in significant leadership positions are commonly required to demonstrate excellent business judgment, leadership skills and strategic vision. We seek directors with these characteristics as they bring important insights to Board deliberations and processes. We also believe that it is important to have directors with experience leading other large, complex organizations who can collaborate with and provide counsel to our executive management team.

The Board evaluates its own composition in the context of the broad range of experiences and perspectives that the directors collectively bring to the boardroom. Their backgrounds provide the Board with vital insights. The matrix below summarizes what our Board believes are desirable skills and experiences for director nominees in light of our current business strategy but does not encompass all skills and experiences of such director nominees. Each director nominee’s biography provides further details regarding each nominee’s specific qualifications.

Key Skills & Experience	Ablo	Berg	Boskin	Catz	Chizen	Ellison	Fairhead	Henley	Magouyrk	Mihaljevic	Moorman	Rusckowski	Sicilia

Technology Industry

Risk Management

Strategic Transformation

Global Organizations

Long-term Growth Strategy

Healthcare Industry

Governmental Affairs and Regulation

Finance and Accounting

International Tax and Monetary Policy

Technological Innovation and IP

Cybersecurity

Executive Leadership and Talent Development

Former/current director at another public company

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The experiences, qualifications and skills of each director that the Board considered in his or her nomination are included below the directors’ individual biographies on the following pages. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations. The age of each nominee is provided as of September 21, 2026, the record date for the Annual Meeting.

AWO ABLO
Independent Director Director since 2022 Age: 54

Ms. Ablo has served as President at Co-Impact since March 2025. She previously served as the Executive Vice President, Strategy and Partnerships at the Tony Blair Institute for Global Change (the Blair Institute), a global non-profit organization, from November 2022 to March 2025 and as an advisor to iceaddis, an Ethiopian innovation hub and technology startup incubator, since 2022. She also served as the Executive Director, External Relations at the Blair Institute from October 2017 to November 2022 and as the Director, External Affairs at the Blair Institute from March 2017 to October 2017. Previously, Ms. Ablo was Director of Development and External Relations for the Tony Blair Africa Governance Initiative from May 2016 to March 2017. She has also served on various advisory groups and committees, including the Chatham House Global Health Working Group. Ms. Ablo serves on the boards of the Blair Institute and The Institute of Development Studies, University of Sussex, UK.

Qualifications: Ms. Ablo brings to the Board a globally informed perspective shaped by her extensive collaboration with senior international government officials during her tenure at the Blair Institute and the BBC World Service Trust. Her leadership in global health, including key roles at the International HIV/AIDS Alliance and service with the Chatham House Global Health Working Group, provides the Board with valuable insights into public health policy and international development. Ms. Ablo’s thorough understanding of the priorities of public sector and healthcare stakeholders enhances the Board’s ability to guide Oracle’s strategy in engaging with global government and healthcare customers.

Board Committees: Compensation Governance

Jeffrey S. Berg
Independent Director Director since 1997 Age: 79

Mr. Berg has been an agent, media executive and adviser in the entertainment industry for over 45 years. Mr. Berg has served as Chairman of Northside Services, LLC, a media and entertainment advisory firm, since May 2015. Mr. Berg was Chairman of Resolution, a talent and literary agency he founded, from January 2013 until April 2015. Between 1985 and 2012, he was the Chairman and CEO of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He previously served on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles and the Court of Governors of the London School of Economics.

Qualifications: As the former CEO of ICM, Mr. Berg brings more than 45 years of executive leadership in the global entertainment industry, having led one of the world’s foremost full-service talent agencies. His experience advising and representing high-profile artists, writers, directors, and production companies provides the Board with unique insight into brand management, talent strategy and navigating rapidly changing industries. Mr. Berg’s background also informs the Board’s oversight of executive leadership, compensation practices and organizational effectiveness.

Board Committees: Finance and Audit Governance Independence (Chair)

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Michael J. Boskin
Lead Independent Director Director since 1994 Age: 81

Dr. Boskin is the Tully M. Friedman Professor of Economics and Rose and Milton Friedman Senior Fellow, Hoover Institution at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin currently serves as a director of Bloom Energy Corporation.

Qualifications: Dr. Boskin is an internationally recognized economist with expertise in global economic growth, tax and fiscal policy, and the evolving impact of technology on labor and capital markets. His extensive advisory experience, including leadership of a respected economic consultancy and board service at a major multinational organization, enables him to provide the Board with valuable insights into international tax, monetary policy, treasury functions, currency exposure, general economic and labor trends, economic risk, global financial trends and strategic fiscal governance. Dr. Boskin’s perspective enhances the Board’s ability to anticipate macroeconomic developments and guide Oracle’s long-term financial strategy.

Board Committees: Finance and Audit (Chair)

Safra A. Catz
Executive Vice Chair Director since 2001 Age: 64

Ms. Catz has been our Executive Vice Chair since September 2025. Ms. Catz previously served as our CEO from September 2014 to September 2025, as our President from January 2004 to September 2014 and as our CFO most recently from April 2011 until September 2014. Ms. Catz was previously our CFO from November 2005 until September 2008 and our Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. Ms. Catz currently serves as a director of Paramount Skydance Corporation. During the last five years, Ms. Catz previously served as a director of The Walt Disney Company.

Qualifications: As Oracle’s former CEO, Ms. Catz was responsible for all aspects of Oracle’s operations apart from product development and engineering. With over two decades of executive leadership at Oracle, including prior service as Chief Financial Officer, she brings extensive institutional knowledge and a deep understanding of Oracle’s strategic direction, operational performance and financial stewardship. Before joining Oracle, Ms. Catz was a managing director at Donaldson, Lufkin & Jenrette, where she advised technology companies, gaining significant industry and transactional experience. Her expertise in corporate finance and mergers and acquisitions has been instrumental in shaping Oracle’s acquisition strategy. In addition, her service on the boards of other large, global organizations provides valuable perspectives on corporate governance and operational best practices.

Bruce R. Chizen
Independent Director Director since 2008 Age: 71

Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP (Permira), a private equity firm, since July 2008 and as a Strategic Advisor at Voyager Capital, a venture capital firm, since May 2023. Mr. Chizen previously served as a Venture Partner at Voyager Capital from July 2009 to May 2023. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund, since June 2018. From 1994 to 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated (Adobe), a provider of design, imaging and publishing software, including CEO (2000 to 2007), President (2000 to 2005), acting CFO (2006 to 2007) and strategic adviser (2007 to 2008). Mr. Chizen currently serves as Board Chair of ChargePoint, Inc. and as a director of Synopsys, Inc. During the last five years, Mr. Chizen previously served as a director of Informatica, Inc.

Qualifications: As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with perspectives applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager Capital require him to be very familiar with companies driven by information technology or intellectual property, which allows him to provide the Board with valuable insights regarding Oracle’s acquisition and product strategies. The Board also benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Board Committees: Finance and Audit Governance (Chair)

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LAWRENCE J. ELLISON
Executive Chair, Chief Technology Officer and Founder Director since 1977 Age: 82

Mr. Ellison has been our Executive Chair of the Board and CTO since September 2014. Mr. Ellison served as our CEO from June 1977, when he founded Oracle, until September 2014. He previously served as our Chairman of the Board from May 1995 to January 2004. In the last five years, he previously served as a director of Tesla, Inc.

Qualifications: Widely regarded as a visionary in enterprise technology and an accomplished business leader, Mr. Ellison brings unparalleled knowledge of Oracle’s technologies, products, and long-term strategy. He continues to lead our product engineering and technology development efforts, playing a central role in advancing innovation at Oracle. For more than 45 years, he has guided Oracle through strategic transformations to maintain its leadership position amid evolving industry trends. Mr. Ellison is our largest stockholder, aligning his interests with those of our stockholders.

RONA A. FAIRHEAD
Independent Director Director since 2019 Age: 65

Mrs. Fairhead served as Minister of State for Trade and Export Promotion, Department for International Trade in the United Kingdom from September 2017 to May 2019. She previously served as Chair of the British Broadcasting Corporation (BBC) Trust from October 2014 to April 2017. From 2006 to 2013, Mrs. Fairhead was Chair and CEO of the Financial Times Group Limited, which was a division of Pearson plc, and, prior to that, she served as Pearson plc’s CFO. Before joining Pearson plc, Mrs. Fairhead held a variety of leadership positions at Bombardier Inc. and Imperial Chemical Industries plc. Mrs. Fairhead serves as Chair of the Board of RS Group plc (previously Electrocomponents plc) and as Senior Independent Director of CVC Capital Partners plc. Mrs. Fairhead also serves as a non-executive director of The Royal Marsden NHS Foundation Trust and is a crossbench member of the U.K. House of Lords.

Qualifications: Mrs. Fairhead brings a broad and multifaceted perspective to the Board, informed by her senior leadership roles at the BBC Trust, the Financial Times Group Limited, Pearson plc, and RS Group, as well as her high-ranking public service as the U.K. Minister of State for Trade and Export Promotion. Her experience chairing risk and audit committees at HSBC Holdings plc and the U.K. Cabinet Office, respectively, reflects a command of corporate governance, financial oversight and government affairs. In addition, Mrs. Fairhead brings to the Board global marketplace insights and customer perspectives developed through her current and prior service on the boards of directors at multinational public companies across multiple industries.

Board Committees: Finance and Audit Independence

JEFFREY O. HENLEY
Executive Vice Chair Director since 1995 Age: 81

Mr. Henley has served as our Executive Vice Chair of the Board since September 2014. Mr. Henley previously served as our Chairman of the Board from January 2004 to September 2014. He served as our Executive Vice President and CFO from March 1991 to July 2004.

Qualifications: Mr. Henley brings to the Board decades of experience with Oracle and a deep understanding of Oracle’s strategic priorities, management structure, and global operations. He maintains active engagement with key customers and plays a critical role in supporting major commercial transactions worldwide, providing the Board with valuable insight into market dynamics and customer relationships. His prior service as Oracle’s Chief Financial Officer, along with his broader financial leadership experience, enhances the Board’s oversight of financial strategy, reporting and internal controls.

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CLAYTON M. MAGOUYRK
Chief Executive Officer Director since 2025 Age: 40

Mr. Magouyrk has been our CEO since September 2025. He previously served as President, Oracle Cloud Infrastructure (OCI) from June 2025 to September 2025. From December 2019 to June 2025, he served as an Executive Vice President in various roles, including Executive Vice President, Cloud Infrastructure and Executive Vice President, Oracle Cloud Infrastructure Engineering. Prior to being named Executive Vice President, Mr. Magouyrk held various other positions with us since joining Oracle in 2014. Prior to joining Oracle, he was a senior engineer at Amazon and Amazon Web Services from 2008 to 2014.

Qualifications: As CEO of Oracle, Mr. Magouyrk brings to the Board experience in leading and managing one of the world’s largest cloud platforms. In particular, his leadership in expanding OCI cloud regions to more than 100 public regions worldwide provides the Board with perspectives directly applicable to the challenges of scaling secure, high-performance cloud infrastructure for enterprise and government customers. His responsibilities overseeing engineering, product strategy, operations and customer success enable him to provide valuable insight into Oracle’s long-term growth strategy and product management.

TOMISLAV MIHALJEVIC
Independent Director Director since 2026 Age: 62

Dr. Mihaljevic is the Chief Executive Officer and President, and Morton L. Mandel CEO Chair of Cleveland Clinic, a nonprofit multispecialty academic medical center and global integrated healthcare system, a position he has held since January 2018. From 2015 to 2017, Dr. Mihaljevic served as Chief Executive Officer of Cleveland Clinic Abu Dhabi (CCAD). Prior to that, he was Chief of Staff and Chairman of the Heart & Vascular Institute at CCAD. Dr. Mihaljevic joined Cleveland Clinic in 2004 as a surgeon in the Department of Thoracic and Cardiovascular Surgery. During the last five years, he previously served as a director of General Electric Company (General Electric) and GE HealthCare Technologies Inc. (GE HealthCare).

Qualifications: As the Chief Executive Officer and President of Cleveland Clinic, Dr. Mihaljevic brings to the Board extensive experience leading a large, complex global healthcare organization. Dr. Mihaljevic’s leadership of Cleveland Clinic and CCAD provides the Board with valuable perspectives on global operations, innovation and strategic growth initiatives. In addition, his background as a cardiovascular surgeon and healthcare leader gives him deep expertise in healthcare delivery, medical technology and patient-centered innovation, which are increasingly relevant to Oracle’s healthcare and technology strategies. Dr. Mihaljevic’s prior service as a director of General Electric and GE HealthCare further enhances the Board’s understanding of the evolving healthcare technology landscape and digital transformation initiatives.

CHARLES W. MOORMAN
Independent Director Director since 2018 Age: 74

Mr. Moorman most recently served as Senior Advisor to Amtrak, a position he held from 2018 to 2025, and he previously served as President and CEO from August 2016 to January 2018. Mr. Moorman was previously CEO (from 2005 to 2015) and Chairman (from 2006 to 2015) of Norfolk Southern Corporation (Norfolk Southern), a transportation company. From 1975 to 2005, he held various positions in operations, information technology and human resources at Norfolk Southern. During the last five years, Mr. Moorman previously served as a director of Chevron Corporation.

Qualifications: As the former CEO of Norfolk Southern, Mr. Moorman brings to the Board extensive experience in leading the operations of a large, complex Fortune 500 company. Over the course of his 40-year career with Norfolk Southern, he held a range of senior executive roles requiring significant expertise in engineering, technology, finance, and risk management. His leadership at both Norfolk Southern and Amtrak also provides valuable insight into regulatory compliance and environmental stewardship. In addition, Mr. Moorman’s service on the boards of other major public companies contributes to the Board’s oversight of governance practices, operational strategy and organizational risk.

Board Committees: Compensation (Chair) Independence

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STEPHEN H. RUSCKOWSKI
Independent Director Director since 2025 Age: 68

Mr. Rusckowski is the former Chief Executive Officer and President from 2012 until 2022 of Quest Diagnostics, Inc. (Quest), a diagnostic services company. He also served as Chair of the Board of Quest from January 2017 through March 2023. Prior to joining Quest, he served as the Chief Executive Officer of Philips Healthcare, and a member of the Board of Management of Royal Philips Electronics. Mr. Rusckowski currently serves on the supervisory board of Qiagen N.V. During the last five years, he previously served as director of Baxter International Inc. and Tenet Healthcare Corporation.

Qualifications: As the former Chief Executive Officer and President of Quest Diagnostics, Mr. Rusckowski brings to the Board extensive experience leading a large, complex global healthcare organization. Mr. Rusckowski’s leadership of Quest Diagnostics and prior service as Chief Executive Officer of Philips Healthcare provides the Board with valuable insights into healthcare innovation, operational excellence and technology-driven business transformation. In addition, his experience overseeing global healthcare and diagnostic businesses gives him important perspectives on healthcare technology, product development and strategic growth initiatives relevant to Oracle’s healthcare and technology strategies. Mr. Rusckowski’s current service on the board of Qiagen N.V. also provides the Board with valuable corporate governance and international business experience.

Board Committees: Compensation

MICHAEL D. SICILIA
Chief Executive Officer Director since 2025 Age: 55

Mr. Sicilia has been the CEO of Oracle since September 2025. He previously served as President, Industries from June 2025 to September 2025. From October 2019 to June 2025, he served as an Executive Vice President in various roles, including Executive Vice President, Industries and Executive Vice President, Global Business Units. Prior to being named Executive Vice President, Mr. Sicilia held various other positions with us since joining Oracle in 2009. Prior to joining Oracle, he was Chief Technology Officer at Primavera Systems and held other positions from 1993 to 2008.

Qualifications: As CEO of Oracle, Mr. Sicilia provides the Board with direct insight into the development, operations, and go-to-market strategies of Oracle’s vertical businesses, which include retail, banking, utilities and healthcare. This experience enables him to advise the Board on growth opportunities and operational challenges in key vertical businesses. Mr. Sicilia’s product development and technical leadership has been pivotal in delivering industry-specific cloud and embedded AI solutions for Oracle’s customers and, together with his experience as Chief Technology Officer of Primavera Systems, equips him with valuable perspectives on Oracle’s industry strategy, operational discipline and long-term product direction.

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➢ Recommendations of Director Candidates

The Governance Committee will consider all properly submitted candidates recommended by stockholders for Board membership. Our Corporate Governance Guidelines (available on our website at www.oracle.com/goto/corpgov) set forth the Governance Committee’s policy regarding the consideration of all properly submitted candidates recommended by stockholders as well as candidates recommended by current Board members and others.

Any stockholder wishing to recommend a candidate for consideration for nomination by the Governance Committee must provide proper written notice to the Corporate Secretary of Oracle by mail at Oracle Corporation, 2300 Oracle Way, Austin, Texas 78741 or by email (Corporate_Secretary@oracle.com) with a confirmation copy sent by mail to the address above. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. However, there is no guarantee that the candidate will be nominated.

Potential director candidates are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board approval of the final candidates recommended by the Governance Committee. The same evaluation procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Information regarding procedures for the stockholder submission of director nominations to be considered at our next annual meeting of stockholders may be found in “Corporate Governance—Proxy Access and Director Nominations” on page 27 and “Stockholder Proposals for the 2027 Annual Meeting” on page 90. Submissions must follow the requirements set forth in our Bylaws.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (Exchange Act) no later than September 19, 2027. However, we note that this date does not supersede any of the requirements or timing set forth in our Bylaws.

Communications with the Board

Any person wishing to communicate with any of our directors, including our lead independent director and our other independent directors, regarding bona fide issues about Oracle may send an email to Corporate_Secretary@oracle.com or may write to the director(s), c/o the Corporate Secretary of Oracle at 2300 Oracle Way, Austin, Texas 78741. The Corporate Secretary will periodically forward relevant communications to the appropriate directors or committees of the Board. In addition, we present germane communications, as well as draft responses, at meetings of our Governance Committee. These communications and draft responses are also provided to the appropriate committee or group of directors based on the subject matter of the communication; for example, communications regarding executive compensation are provided to our Compensation Committee, in addition to our Governance Committee.

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Governance

5

Board

6

Compensation

11

Independence

4

Finance and audit

11

Board Meetings

Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Executive Chair and CTO, Executive Vice Chairs, CEOs, CFO, Chief Legal Officer, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by attending director education sessions provided by management and by participating in meetings of the Board and its committees.

During fiscal 2026, the Board met six times. Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2026. Board members are also expected to attend our annual meeting of stockholders. All directors then serving attended the 2025 Annual Meeting, except for one director who was unable to attend.

Number of Board and Committee Meetings Fiscal 2026

Board Education Sessions

Board members are also given the opportunity to attend director education sessions throughout the year. The sessions feature presentations by members of management on different areas of our business. Although these sessions are not mandatory, many of our directors choose to participate.

Committees, Membership and Meetings

The current standing committees of the Board are the F&A Committee, the Governance Committee, the Compensation Committee and the Committee on Independence Issues (the Independence Committee).

Each committee reviews its charter at least annually, or more frequently as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving best practices. The charters for the F&A, Governance, Compensation, and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

➢ Committee Membership

The table below identifies committee membership as of September 25, 2026.

Director	Finance and Audit	Compensation	Governance	Independence
Awo Ablo
Jeffrey S. Berg				(Chair)
Michael J. Boskin	(Chair)
Safra A. Catz
Bruce R. Chizen			(Chair)
Lawrence J. Ellison
Rona A. Fairhead
Jeffrey O. Henley
Clayton M. Magouyrk
Tomislav Mihaljevic
Charles W. Moorman		(Chair)
Stephen H. Rusckowski
Michael D. Sicilia

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The Board has determined that all directors who served during fiscal 2026 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable New York Stock Exchange (NYSE) listing standards during the periods they served on those committees. The Board has also determined that all directors who served during fiscal 2026 on the Compensation and F&A Committees satisfied the applicable NYSE and U.S. Securities and Exchange Commission (SEC) heightened independence standards for members of compensation and audit committees during the periods they served on those committees. See “Corporate Governance—Board of Directors and Director Independence” on pages 34 and 35 for more information.

The Finance and Audit Committee

The F&A Committee oversees our accounting and financial reporting processes and the audit and integrity of our financial statements, assists the Board in fulfilling its oversight responsibilities regarding audit, finance, accounting, cybersecurity, tax and legal compliance and risk, and evaluates merger and acquisition transactions and investment transactions proposed by management. In particular, the F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm. The F&A Committee’s primary responsibilities and duties are to:

•
act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;
•
review and appraise the audit efforts of our independent registered public accounting firm;
•
receive regular updates from our internal audit department regarding our internal audit plan and compliance with various policies and operational processes across all lines of business;
•
evaluate our quarterly financial performance at earnings review meetings;
•
review material financing plans related to significant strategic initiatives, including, where applicable, financing plans for AI infrastructure, and make recommendations to the Board on such financing plans;
•
consider and review acquisition and investment candidates and opportunities identified by management;
•
oversee management’s establishment and enforcement of financial policies, including tax and treasury policies, and business practices;
•
oversee our compliance with laws and regulations and our Code of Ethics and Business Conduct;
•
provide an open avenue of communication between the Board and the independent registered public accounting firm, Chief Legal Officer, financial and senior management, Chief Compliance & Ethics Officer and the internal audit department;
•
review and discuss with management privacy and data security risk exposures, including, among other things, the potential impacts of those exposures on our business, financial results, operations and reputation; and
•
produce the Report of the Finance and Audit Committee of the Board, included elsewhere in this proxy statement, as required by SEC rules.

The F&A Committee held executive sessions with our independent registered public accounting firm on multiple occasions in fiscal 2026. The Board has determined that each of Dr. Boskin and Mrs. Fairhead qualifies as an “audit committee financial expert” as defined by SEC rules.

The Compensation Committee

The Compensation Committee helps us attract, retain and incentivize talented executives. The Compensation Committee’s primary responsibilities and duties are to:

•
review and approve all compensation arrangements of our CEOs and our other executive officers, including, as applicable, base salaries, bonuses and equity awards;
•
review and approve non-employee director compensation, subject to ratification by the Board;

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•
lead the Board in its evaluation of the performance of our CEOs;
•
review and discuss the Compensation Discussion and Analysis (CD&A) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;
•
review the Compensation Committee Report for inclusion in our proxy statement, as required by SEC rules;
•
review and consider the results of stockholder advisory votes on executive compensation and the frequency of such votes;
•
review and monitor matters related to human capital management, including talent acquisition and retention;
•
review, approve and administer our stock plans and approve equity awards to certain participants;
•
annually assess the risks associated with our compensation practices, policies and programs applicable to our employees to determine whether such risks are appropriate or reasonably likely to have a material adverse effect on Oracle;
•
oversee and review compliance with the stock ownership guidelines for our directors and senior officers; and
•
periodically receive updates from the 401(k) Plan Committee regarding the Oracle Corporation 401(k) Savings and Investment Plan (the 401(k) Plan).

In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and the Compensation Committee’s independent compensation consultant support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an independent compensation consultant, refer to “Executive Compensation—Compensation Discussion and Analysis” beginning on page 40. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation—Equity Awards and Grant Administration” on page 56 for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding the grant of our equity awards.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s independent compensation consultant, has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle. The Compensation Committee conducts this assessment annually.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates or has had any relationship with Oracle requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During the last fiscal year:

•
none of our executive officers served on the board of directors of any other entity, any officers of which served on our Compensation Committee; and
•
none of our executive officers served on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Nomination and Governance Committee

The Governance Committee’s primary responsibilities and duties are to:

•
review and evaluate the size, composition, function and duties of the Board consistent with its needs;
•
identify, consider, recommend and assist in recruiting qualified candidates for election to the Board;

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•
review and reassess our corporate governance policies and procedures, including our Corporate Governance Guidelines;
•
lead the Board in its review of the performance of the Board and its committees;
•
review and assess the adequacy of our policies, plans and procedures regarding succession planning;
•
oversee compliance with our Policy on Pledging Oracle Securities (see pages 28 and 29 for details) and risks related to pledging arrangements; and
•
oversee and periodically review our environmental, social and governance (ESG) programs, including environmental sustainability programs.

The Committee on Independence Issues

The Independence Committee is comprised solely of independent directors and is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he or she is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Global Conflict of Interest Policy. In addition, the Independence Committee evaluates and makes recommendations to the Board regarding the independence of each non-employee director under the applicable NYSE listing standards.

Director Compensation

➢ Highlights

Initial and annual equity awards capped at a maximum dollar value	Emphasis on equity to align director compensation with our stockholders’ long-term interests

No committee chair equity awards	No per-meeting fees

Stockholder-approved limits on equity awards	No performance-based equity awards

Robust stock ownership guidelines (see page 31 for details)	No retirement benefits or perquisites

➢ Overview

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. In addition, Oracle’s acquisition program and expansion into new lines of business, including in connection with Oracle’s cloud and AI transition, can demand substantial time commitments from our directors.

The compensation paid to our non-employee directors is designed to be commensurate with the considerable time commitments, requisite skill set and the many responsibilities and risks of being a director of a public company of Oracle’s size, complexity and profile. Our non-employee directors are compensated based on their respective levels of Board participation and responsibilities, including service on Board committees. Our non-employee directors display a high level of commitment and flexibility in their service to Oracle. Several of our directors serve on more than one committee. Our non-employee directors regularly engage with our senior management and meet with our stockholders throughout the year to better understand their perspectives. Annual cash retainers and equity awards granted to our non-employee directors are intended to correlate with their respective qualifications, responsibilities and time commitments.

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Annual Committee Member Cash Retainer Fees
F&A and Compensation Committees	$25,000
Governance and Independence Committees	$15,000
Additional Annual Cash Retainer Fees for Committee Chairs
F&A Committee	$50,000
Compensation Committee	$25,000
Governance and Independence Committees	$15,000

Our executive directors, Mr. Ellison, Mr. Magouyrk, Mr. Sicilia, Ms. Catz and Mr. Henley, do not receive separate compensation for serving as directors of Oracle.

➢ Annual Equity Grant for Directors

Non-employee directors participate in our Amended and Restated 1993 Directors’ Stock Plan (the Directors’ Stock Plan), which sets forth stockholder-approved stock option limits on annual equity awards for service on the Board and as a committee chair or vice chair. The Directors’ Stock Plan provides that in lieu of all or some of the stock option limits set forth in the plan, non-employee directors may receive grants of restricted stock units (RSUs) of an equivalent value, as determined by the Board. The Board has determined that a ratio of four stock options to one RSU should be used, consistent with its historic approach for equity awards granted to Oracle employees, and that all non-employee director equity awards will be delivered in the form of RSUs that are granted on May 31 of each year and fully vest on the first anniversary of the date of grant, subject to the director’s continued service.

For a number of years, the Board has provided that each equity award will be limited to the lesser of the stockholder-approved equity award limits set forth in the Directors’ Stock Plan or a specified grant value and has granted equity awards with a value significantly below such stockholder-approved equity award limits. The Board approved further changes to our non-employee director compensation program in fiscal 2020, including reductions in the size of equity awards and the elimination of committee chair equity awards.

Below is a summary of the stockholder-approved equity award limit for annual equity awards compared to the Board-approved grant value limit for such awards and the number of RSUs actually granted to non-employee directors on May 31, 2026. As noted above, no additional equity awards were granted to committee chairs or vice chairs.

Grant Type	Stockholder-Approved Equity Award Limit	Board-Approved Grant Value Limit	Equity Actually Granted on May 31, 2026 (1)	% Reduction from Stockholder-Approved Limits (2)
Board Annual Grant	45,000 options (or 11,250 RSUs)	$350,000	1,550 RSUs	86%

(1) Calculated by dividing the grant value limit of $350,000 by the closing price of Oracle common stock on the date of grant ($225.78 per share), rounding down to the nearest whole share.

(2) Approximate percentage reduction in the number of RSUs actually granted on May 31, 2026 compared to stockholder-approved equity award limits.

➢ Initial Equity Grant for New Directors

The Directors’ Stock Plan also provides for an initial equity award of not more than 45,000 stock options (or 11,250 RSUs) for new non-employee directors, prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. In accordance with the reductions to our non-employee director compensation described above, any new non-employee director will receive an initial equity award equal to the lesser of 11,250 RSUs or RSUs with a total value of $350,000 (calculated by dividing the grant value by the closing price of Oracle common stock on the date of grant, rounding down to the nearest whole share), prorated based upon the number of full calendar months remaining in the fiscal year of the director’s appointment. Initial equity awards fully vest on the first anniversary of the date of grant, subject to the director’s continued service.

➢ Cash Retainer Fees for Directors

In fiscal 2026, each of our non-employee directors received (1) an annual cash retainer fee of $52,500 for serving as a director of Oracle and (2) each of the applicable cash retainer fees set forth in the table on the right for serving as a chair or as a member of one or more of the committees of the Board.

Board members do not receive additional fees for meetings they attend.

2026 Annual Meeting of Stockholders 23

➢ Fiscal 2026 Director Compensation Table

The following table provides summary information regarding the compensation we paid to our non-employee directors in fiscal 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (7) (8) ($)	Total ($)
Awo Ablo	77,153	346,968	424,121
Jeffrey S. Berg	115,536	346,968	462,504
Michael J. Boskin	127,500	346,968	474,468
Bruce R. Chizen	107,500	346,968	454,468
George H. Conrades (1)	70,500	—	70,500
Rona A. Fairhead	83,292	346,968	430,260
Tomislav Mihaljevic (2)	3,709	346,968	350,677
Charles W. Moorman	102,153	346,968	449,121
Leon E. Panetta (3)	43,200	—	43,200
William G. Parrett (4)	31,524	—	31,524
Stephen H. Rusckowski (5)	37,778	520,286	558,064
Naomi O. Seligman (6)	46,931	—	46,931

(1) The cash amounts reported for Mr. Conrades reflect service as a director through his retirement on January 5, 2026.

(2) Dr. Mihaljevic joined the Board on May 6, 2026, and his fiscal 2026 cash compensation was prorated accordingly. Under the Directors’ Stock Plan, initial equity grants are prorated based on the number of full months remaining in the fiscal year. Because no full months remained in fiscal 2026 following his appointment, Dr. Mihaljevic did not receive an initial prorated equity grant. He received the annual equity grant made to all non-employee directors on May 31, 2026.

(3) The cash amounts reported for Secretary Panetta reflect service as a director through November 18, 2025.

(4) The cash amounts reported for Mr. Parrett reflect service as a director through November 18, 2025.

(5) Mr. Rusckowski joined the Board on November 18, 2025, and his fiscal 2026 cash compensation was prorated accordingly. Under the Directors’ Stock Plan, he received an initial equity grant of 793 RSUs, reflecting a prorated grant based on the number of full months remaining in fiscal 2026, as well as the annual equity grant made to all non-employee directors on May 31, 2026.

(6) The cash amounts reported for Ms. Seligman reflect service as a director through her retirement on January 7, 2026.

(7) The amounts reported in this column represent the aggregate grant date fair values of RSUs computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation (FASB ASC 718). The non-employee directors have not presently realized a financial benefit from these awards because none of the RSUs granted in fiscal 2026 have vested and are subject to continued service through the vesting date. For information on the valuation assumptions used in our stock-based compensation computations, see Note 11 of Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2026.

(8) The following table provides additional information concerning the outstanding stock awards (in the form of RSUs) and stock options held by our non-employee directors as of May 31, 2026.

24 2026 Annual Meeting of Stockholders

Name	Total Unvested RSUs Outstanding at Fiscal 2026 Year End (#)	RSUs Granted During Fiscal 2026 (a) (#)	Total Option Awards Outstanding at Fiscal 2026 Year End (#)
Awo Ablo	1,550	1,550	—
Jeffrey S. Berg	1,550	1,550	—
Michael J. Boskin	1,550	1,550	—
Bruce R. Chizen	1,550	1,550	—
George H. Conrades	—	—	—
Rona A. Fairhead	1,550	1,550	—
Tomislav Mihaljevic	1,550	1,550	—
Charles W. Moorman	1,550	1,550	—
Leon E. Panetta	—	—	—
William G. Parrett	—	—	—
Stephen H. Rusckowski (a)	2,343	2,343	—
Naomi O. Seligman	—	—	—

(a) Mr. Rusckowski joined the Board on November 18, 2025, and his fiscal 2026 cash compensation was prorated accordingly. As a new director, in accordance with the Directors’ Stock Plan, Mr. Rusckowski received two equity grants during fiscal 2026: an initial one-time prorated equity grant of 793 RSUs on the effective date of his appointment on November 18, 2025, and the annual grant received by all non-employee directors on May 31, 2026, each of which will vest on the first anniversary of the applicable date of grant. All other RSUs reported in this column were granted on May 31, 2026 and vest on the first anniversary of the date of grant (May 31, 2027).

2026 Annual Meeting of Stockholders 25

CORPORATE GOVERNANCE

We regularly monitor developments in corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the Guidelines), which address the following matters:

•
director qualifications;
•
director majority voting and mandatory resignation policy;
•
director responsibilities, including risk oversight;
•
executive sessions and leadership roles, including the duties of the lead independent director;
•
director commitments and conflicts of interest;
•
Board committees;
•
director access to officers and employees;

•
director compensation;
•
director orientation and continuing education;
•
director and senior officer stock ownership requirements;
•
CEO evaluations;
•
stockholder communications with the Board;
•
performance evaluations of the Board and its committees; and
•
management succession.

The Guidelines require all members of the F&A, Compensation, Governance and Independence Committees to be independent, each in accordance with or as defined in the rules adopted by the SEC and the NYSE. The Independence Committee and the Board make this determination annually for all non-employee directors.

The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflict of interest expectations for our non-employee directors are addressed in the Guidelines and provide that each non-employee director must disclose to our Chief Legal Officer:

•
all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations annually;
•
any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity;
•
any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board;
•
any change potentially affecting his or her independence; and
•
any material changes in his or her job responsibilities due to retirement, assuming new responsibilities or other material changes in principal employment.

The Chief Legal Officer must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management.

26 2026 Annual Meeting of Stockholders

Under the Guidelines, the Governance Committee and the Board periodically evaluates the appropriate size of the Board and may make any changes the Board deems appropriate. The Compensation Committee is required under the Guidelines to conduct an annual review of our CEOs’ performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEOs are providing the best leadership for Oracle in the short and long term.

The Guidelines are posted, and we intend to disclose any future amendments to the Guidelines, on our website at www.oracle.com/goto/corpgov.

Proxy Access and Director Nominations

Under our proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of Oracle’s outstanding shares continuously for at least three years may nominate and include in Oracle’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

See “Stockholder Proposals for the 2027 Annual Meeting” on page 90 for information on the requirements for stockholders who wish to submit a director nomination for inclusion in our 2027 proxy statement or submit a director nomination to be presented at our 2027 Annual Meeting of Stockholders (but not for inclusion in our proxy statement).

Majority Voting Policy

The Guidelines set forth our majority voting and mandatory resignation policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director must promptly tender his or her resignation following certification of the stockholder vote.

The Governance Committee must consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•
the stated reasons, if any, why stockholders withheld their votes;
•
possible alternatives for curing the underlying cause of the withheld votes;
•
the director’s tenure;
•
the director’s qualifications;
•
the director’s past and expected future contributions to Oracle; and
•
the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept or reject a director’s resignation. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board accepts a director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

2026 Annual Meeting of Stockholders 27

Any director who tenders his or her resignation pursuant to this policy may not participate in the Governance Committee recommendation or Board action regarding whether to accept his or her resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote must appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% WITHHELD vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation and make its decision public.

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for fiscal 2026.

Prohibition on Speculative Transactions and Pledging Policy

➢
Prohibition on Speculative Transactions. Our Insider Trading Policy prohibits all employees, including our executive officers, and non-employee directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, short sales, puts, calls, options, collars, straddles, exchange/swap funds and other derivative securities) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Oracle securities. The prohibition does not apply to the exercise of any employee stock options granted by Oracle.
➢
Pledging Policy. The Policy on Pledging Oracle Securities (Pledging Policy) prohibits Oracle directors, executive officers and their immediate family members from:
•
holding Oracle securities in a margin account; and
•
pledging Oracle securities as collateral to secure or guarantee indebtedness, subject to two exceptions:

- pledges of securities of a target company that are in place at the time Oracle acquires such company are permitted; and

- Mr. Ellison may continue to pledge Oracle securities as collateral to secure or guarantee indebtedness, but he may not hold Oracle securities in a margin account.

The Pledging Policy also requires the Governance Committee to review all pledging arrangements, assess any risks to Oracle and its stockholders and report on the arrangements to the F&A Committee and the Board. The Pledging Policy provides that all pledges must comply with Oracle’s Insider Trading Policy and must be pre-cleared as specified in Oracle’s Trading Pre-clearance Procedures. The Governance Committee may periodically seek outside advice and counsel in connection with its oversight of pledging arrangements.

28 2026 Annual Meeting of Stockholders

➢
Review of Pledging Arrangements. As of September 21, 2026, Mr. Ellison, Oracle’s Founder, Executive Chair, CTO and largest stockholder, had pledged 413 million shares of Oracle common stock as collateral to secure certain personal indebtedness. The Governance Committee has been advised by outside counsel on the Board’s fiduciary responsibilities for overseeing pledging, the potential risks associated with Mr. Ellison’s pledging and developments in pledging practices generally. The Governance Committee periodically seeks outside advice and counsel in connection with its oversight of pledging arrangements. With respect to the shares pledged by Mr. Ellison as of September 21, 2026, the Governance Committee believes that Mr. Ellison’s pledging arrangements do not pose a material risk to stockholders or to Oracle, in part because:
•
The pledged shares secure personal term loans only used to fund outside personal business ventures.
•
None of Mr. Ellison’s shares are pledged as collateral for margin accounts.
•
The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock.
•
Mr. Ellison is our Founder and largest stockholder. Mr. Ellison’s stock ownership is more than 15,000 times what he is required to hold under our stock ownership requirements.
•
The Board believes that Mr. Ellison has the financial capacity to repay his personal term loans without resorting to the pledged shares.

No other executive officer or director, or any of their immediate family members, holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness. Every fiscal quarter, the Governance Committee reviews Mr. Ellison’s pledging arrangements from a risk management perspective and regularly provides a report to the F&A Committee and the Board. In accordance with the Pledging Policy, the Governance Committee considers the following when reviewing the pledging arrangements:

•
historical information and trends regarding Mr. Ellison’s pledging arrangements;
•
the key terms of the loans under which shares of Oracle common stock have been pledged as collateral;
•
the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to:

- the total number of shares of Oracle common stock outstanding; and

- the total number of shares of Oracle common stock owned by Mr. Ellison;

•
the market value of Oracle common stock;
•
Mr. Ellison’s independent ability to repay any loans without recourse to the already-pledged shares; and
•
any other relevant factors.

2026 Annual Meeting of Stockholders 29

2

3

Revise Policies and Practices

Board and committee policies and
practices are revised as appropriate

Committee Self-Evaluations

Chair of each committee guides annual
self-evaluation discussion among
committee members

Governance Committee Discusses Results

Governance Committee Chair reports
interview results to the Governance
Committee for review and discussion

Governance Committee Conducts Interviews

Governance Committee Chair and members conduct interviews with every director and certain members of management to assess the effectiveness of the Board and its committees, director performance, and Board dynamics

Board Discusses Results

Results of Governance Committee interviews and committee self-evaluations are reported to the Board for review and discussion. Such results include ideas to improve the efficacy of the Board and its committees, increase the Board’s understanding of strategic issues facing the company, and better position the directors to perform their duties

4

5

Determine Annual Evaluation Process
Governance Committee determines
annual evaluation process including
whether to conduct the evaluation
internally or to engage an independent
third party to perform the evaluation

1

Board and Committee Performance Evaluations

The Board and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The Board believes that the multi-step evaluation process outlined below allows for a constructive review of the Board and is essential to maintaining Board effectiveness.

30 2026 Annual Meeting of Stockholders

Stock Ownership Guidelines for Directors and Senior Officers

Non-employee directors and senior officers are required to maintain a significant ownership interest in Oracle common stock to align their interests with the long-term interests of our stockholders. The Compensation Committee oversees and reviews compliance with these ownership requirements, which we refer to as the Stock Ownership Guidelines, and periodically reviews and recommends changes to such requirements. The Stock Ownership Guidelines were most recently revised in January 2026.

Under the revised Stock Ownership Guidelines, each of our non-employee directors and senior officers must own shares of Oracle common stock having a value equal to the applicable multiple set forth below within five years from the date such person becomes a director or senior officer:

Title	Minimum Ownership Requirement
Executive Chair and CTO	15x salary
CEOs	15x salary
Presidents	10x salary
Executive Vice Presidents who are Section 16 Officers (including Executive Vice Chairs of the Board)	5x salary
All other Executive Vice Presidents	3x salary
Non-employee directors	10x cash retainer

For purposes of administering the Stock Ownership Guidelines, each ownership requirement is converted annually into a number of shares. The applicable salary or retainer multiple is multiplied by the individual’s annual base salary or annual cash retainer, as applicable, in effect at fiscal year-end, and the resulting amount is divided by the average closing price of Oracle common stock over the 30 trading days ending on the last trading day of the fiscal year. The resulting share requirement remains in effect until the next annual calculation.

Each person promoted from within the senior officer positions has five years from the date of his or her promotion to comply with any increased ownership requirement. Shares of Oracle common stock that count toward satisfying the Stock Ownership Guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the ESPP); and shares underlying vested but unexercised stock options, with 50% of the “in-the-money” value of such options being used for this calculation. Full-value awards, such as RSUs, do not count toward satisfying the Stock Ownership Guidelines until they vest and 50% of the value of deferred, vested RSUs counts towards this calculation. We believe all of our non-employee directors and senior officers either satisfied the Stock Ownership Guidelines or have additional time to comply within the applicable five-year compliance period. Many of our non-employee directors and senior officers maintain holdings of Oracle common stock significantly in excess of the minimum requirement.

Board Leadership Structure

The roles of Board Chair and CEO are currently filled by separate individuals. Since September 2014, Mr. Ellison has served as our Executive Chair. Each of Mr. Magouyrk and Mr. Sicilia has served as a CEO since September 2025, and Ms. Catz served as CEO from September 2014 to September 2025.

The Board believes that the separation of the offices of the Chair and CEO is appropriate at this time because it allows our CEOs to focus primarily on Oracle’s business strategy, operations and corporate vision. The Board elects our Chair and our CEOs, and each of these positions may be held by the same person or by different people. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time. The Board believes our company and our stockholders benefit from this flexibility, as our

2026 Annual Meeting of Stockholders 31

Cybersecurity Risk Oversight

Cybersecurity is an important area of focus for our Board. Our information security risk management program is designed to allow our Board to establish a mutual understanding with management of the effectiveness of our information security risk management practices and capabilities, including the division of responsibilities for reviewing our information security risk exposure and risk tolerance, tracking emerging information risks and ensuring proper escalation of certain key risks for periodic review by the Board and its committees. As part of its broader risk oversight activities, the Board oversees cybersecurity risks, both directly and through the F&A Committee. As reflected in its charter, the F&A Committee assists the Board with the management and assessment of privacy and data security risk and is responsible for reviewing and discussing with management privacy and data security risk exposures, including, among other things, the potential impacts of those exposures on our business, financial results, operations and reputation. The F&A Committee also oversees our internal controls over financial reporting, including with respect to financial reporting-related information systems.

Leaders Who Listen

We believe that an important aspect of creating a culture and environment that supports employee, customer and business success is listening to employee feedback. We share the results of our annual employee engagement survey with leaders who receive direct observations from employees about areas critical to Oracle’s strategic priorities, including the employee and customer experience. The results of the survey are also discussed with the Board and committees thereof. Our leaders listen to employees, evaluate feedback and prioritize actions to enhance employee, business and customer success.

directors are well positioned to determine our leadership structure given their in-depth knowledge of our management team, our strategic goals, and the opportunities and challenges we face.

We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of the Board, the leadership of our independent directors and Board committees and our governance structures and processes. The Board consists of a majority of independent directors, and all of the standing Board committees are composed solely of independent directors.

As set forth in our Guidelines, on an annual rotating basis, the chairs of the F&A Committee, the Governance Committee and the Compensation Committee serve as the lead independent director at executive sessions of the Board. The lead independent director’s duties include, among others, serving as a liaison between our non-management and management directors, facilitating discussion among non-management directors on key issues and concerns outside of Board meetings, being available, when appropriate, for consultation and direct communication with large stockholders, and performing such other additional duties as the Board determines. Currently, Dr. Boskin serves as the lead independent director and chair of the F&A Committee. The directors filling this role take it very seriously and the Board believes the position is strengthened by the particular insights and breadth of viewpoints that the different committee chairs bring to the position. This structure also provides a broader group of directors the opportunity to serve in an additional leadership role.

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risks to Oracle, and, in turn, the Board is responsible for overseeing management’s efforts to assess and manage material risks and for reviewing options for risk mitigation. The Board and its committees assess whether management has an appropriate framework to manage risks and whether that framework is operating effectively. The Board’s risk oversight areas include, but are not limited to:

•
leadership structure, compensation and succession planning for management and the Board;
•
strategic and operational planning, including with respect to significant acquisitions, significant capital investments, financing activities supporting data center capacity and Oracle’s long-term growth;
•
material financial risks;
•
cybersecurity, AI, machine learning and information technology; the Board oversees AI-related risks and opportunities at the full Board level, including the strategic use of AI in Oracle products and services, responsible deployment considerations, data governance, and related legal, regulatory and reputational matters;
•
environmental sustainability, climate change and supply chain risks;
•
company culture; and
•
legal and regulatory compliance.

32 2026 Annual Meeting of Stockholders

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have the following responsibilities for risk oversight.

Compensation Committee

Considers the risks associated with our compensation policies and practices, with respect to executive compensation, director compensation and employee compensation generally, as well as human capital management, including talent acquisition, development and retention.

F&A Committee

Oversees risks associated with our financial statements and financial reporting, our independent registered public accounting firm, our internal audit function, tax issues, credit and liquidity, capital investments and financing activities supporting cloud infrastructure and data center capacity, information technology, privacy and cybersecurity, material acquisitions, legal and regulatory matters and Code of Ethics and Business Conduct compliance.

Governance Committee

Oversees risks associated with our overall governance practices and the leadership structure of management and the Board, as well as risks related to the pledging of Oracle securities. Oversees and periodically reviews ESG matters such as environmental sustainability and greenhouse gas emissions, climate change, energy transition and workforce and Board composition, including through the review of a matrix that breaks down oversight of ESG matters by Board committee.

In accordance with our Pledging Policy, the Governance Committee regularly reviews Mr. Ellison’s pledging arrangements from a risk management perspective and provides a report to the F&A Committee and the Board, as described in “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on pages 28 and 29.

The Governance Committee also periodically reviews and assesses the adequacy of our policies, plans and procedures with respect to succession planning for Oracle’s key executive officers, including the CEOs and the CTO. Going forward and consistent with past practice, the Board intends to hold an executive session with the CEOs and the CTO to discuss potential successors and the performance, strengths and weaknesses of any such candidates. The Board also receives regular presentations on different areas of Oracle’s business, which allows the directors to evaluate members of management for succession planning purposes.

Independence Committee	Reviews risks arising from transactions with related persons and director independence issues.

The Board is informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. For example, the F&A Committee reviews proposed acquisitions that exceed a designated threshold, evaluating potential risks and deciding whether to recommend approval to the Board. It also conducts periodic reviews of completed acquisitions to assess whether the acquired companies are meeting performance expectations.

2026 Annual Meeting of Stockholders 33

In addition, the full Board plays an active oversight and risk mitigation role through its regular review of Oracle’s strategic direction. While management is responsible for setting Oracle’s strategic direction, the directors review Oracle’s strategy at every regular meeting of the Board. One Board meeting each year is dedicated to strategy and has historically been held off-site. The Board engages in candid discussions with management with respect to Oracle’s strategic direction. We believe this Board oversight helps identify and mitigate risks associated with our overall business strategy.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will be composed of five non-independent directors (Mr. Ellison, Mr. Magouyrk, Mr. Sicilia, Ms. Catz and Mr. Henley) and eight independent directors.

Upon the recommendation of the Independence Committee, the Board determined that each of the following directors who served in fiscal 2026 is independent (as defined by applicable NYSE listing standards and our Corporate Governance Guidelines): Ms. Ablo, Mr. Berg, Dr. Boskin, Mr. Chizen, Mrs. Fairhead, Dr. Mihaljevic, Mr. Moorman and Mr. Rusckowski. The Board also determined, upon recommendation of the Independence Committee, that Mr. Conrades and Ms. Seligman, each of whom retired in January 2026, were independent during the time he or she served on the Board in fiscal 2026. Therefore, all directors who served during fiscal 2026 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable NYSE listing standards and SEC rules. The Board further determined, upon recommendation of the Independence Committee, that all directors who served during fiscal 2026 on the Compensation and F&A Committees satisfied the applicable NYSE and SEC heightened independence standards for members of compensation and audit committees.

In making the independence determinations, the Board and the Independence Committee considered all facts and circumstances relevant under the NYSE listing standards and SEC rules, including any relationships between Oracle and entities affiliated with the directors. In particular, the following relationships were considered:

•
Dr. Boskin is employed by Stanford University, which has historically received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.
•
In fiscal 2026, Oracle paid a de minimis amount to Stanford University. The total amount Oracle paid to Stanford University constituted approximately 0.00002% of Oracle’s total revenues in fiscal 2026. Based on a review of publicly available data, we believe the payments represented approximately 0.0001% of Stanford University’s total revenues in its last fiscal year. The payments fall within NYSE prescribed limits and guidelines.
•
Dr. Mihaljevic is employed by Cleveland Clinic, which has historically purchased products and services from Oracle. Additionally, Oracle has made payments to Cleveland Clinic for fees related to Oracle Health research projects. The applicable arrangements were entered into, and the relevant products and services were received, before Dr. Mihaljevic’s election to the Board, and Dr. Mihaljevic did not participate in their negotiation, approval or administration.
•
In fiscal 2026, Oracle paid a de minimis amount to Cleveland Clinic prior to Dr. Mihaljevic’s election in May 2026. The total amount Oracle paid to Cleveland Clinic constituted approximately 0.0001% of Oracle’s total revenues in fiscal 2026. Based on a review of publicly available data, we believe the payments represented approximately 0.0003% of Cleveland Clinic’s total revenues in its last fiscal year. The payments fall within NYSE prescribed limits and guidelines.
•
In fiscal 2026, Cleveland Clinic paid Oracle approximately $9.8 million for products and services. The amount Cleveland Clinic paid to Oracle represented approximately 0.0145% of Oracle’s total revenues in fiscal 2026. Based on a review of publicly available data, we believe the payments represented approximately 0.0536% of Cleveland Clinic’s total revenues in its last fiscal year. The payments fall within NYSE prescribed limits and guidelines.

34 2026 Annual Meeting of Stockholders

The non-employee directors held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2026.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which will determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee. No F&A Committee member currently serves on more than three audit committees of public companies.

Director Tenure and Board Refreshment

We believe it is desirable to maintain a mix of longer-tenured, experienced independent directors that have developed increased institutional knowledge of and valuable insight into the company and its operations and newer independent directors with fresh perspectives. In furtherance of this objective, during fiscal 2026, the Board elected Mr. Rusckowski and Dr. Mihaljevic to the Board and Mr. Conrades and Ms. Seligman, both of whom had served for more than 15 years, retired from the Board.

However, we do not impose director tenure limits or a mandatory retirement age. The Board has considered the perspectives of some stockholders regarding longer-tenured directors but believes that longer-serving directors with experience and institutional knowledge bring critical skills to the boardroom. In particular, the Board believes that given the large size of our company, the breadth of our product offerings and the international scope of our organization, longer-tenured directors are a significant strength of the Board. The Board also believes that longer-tenured directors have a better understanding of the challenges Oracle is facing and may be at times more comfortable engaging in candid dialogue with management, including with our Executive Chair and CTO, CEOs, Executive Vice Chairs and CFO. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing arbitrary limits on director tenure would deprive it of the valuable contributions of its most experienced members.

Stockholder Engagement

We have a longstanding commitment to engaging with our stockholders to understand their perspectives on a broad range of topics, including corporate governance, environmental and social issues, executive compensation, and other key matters. Our directors, along with members of our Legal and Investor Relations teams, maintain open lines of communication with stockholders throughout the year. The feedback from these conversations is shared with the Board and thoughtfully considered and when appropriate, the Board takes action to address stockholder feedback and implement meaningful changes.

➢
Independent Director Engagement

On a regular basis, representatives of our independent directors hold meetings with our stockholders covering a wide range of topics, which have recently included Board refreshment and leadership structure, executive compensation, corporate culture and human capital and other corporate governance matters. The meetings tend to be between our largest institutional stockholders and members of our Compensation Committee.

Accountability:

One Share, One Vote

Oracle has a single class of voting stock, with each share entitled to one vote. Our executives, including Mr. Ellison, Oracle’s Founder, Executive Chair and CTO, are thus held accountable to stockholders, who have voting power in proportion to their economic interest in our stock.

These meetings are conducted without the participation of our Executive Chair of the Board, Executive Vice Chairs of the Board or CEOs to foster open and independent dialogue. We provide stockholders with a forum to express their views on our executive compensation program and overall governance practices. The Board values these engagements with stockholders as an important component of its oversight responsibilities, helping to promote transparency, accountability and alignment between the Board’s actions and the long-term interests of our stockholders.

2026 Annual Meeting of Stockholders 35

In fiscal 2026, members of our Compensation Committee held meetings with seven large institutional stockholders. Thus far in fiscal 2027, we have reached out to nine large institutional stockholders to set up meetings with members of the Compensation Committee.

➢
Executive Director Engagement

As part of our regular Investor Relations engagement program, a number of our executive directors hold meetings with a number of our institutional stockholders throughout the year. We also hold an annual financial analyst meeting at Oracle AI World in Las Vegas, Nevada, where analysts are invited to ask questions and hear presentations from key members of our management team, including a number of our executive directors.

➢
Legal and Investor Relations Engagement

Members of our Legal and Investor Relations teams also engage with stockholders throughout the year. Stockholder proposals, if any, are presented to the Governance Committee and the committee provides recommendations to the Board regarding such proposals. Prior to the filing of a proxy statement, members of our Legal team typically reach out to engage with any stockholder proponents. Following the filing of the proxy statement, representatives of our Legal and Investor Relations teams reach out to stockholders to offer the opportunity for additional engagement on items included in the annual stockholder meeting agenda and to solicit feedback. When appropriate, independent directors also participate in these discussions.

See pages 6 and 7 for a summary of recent feedback we have received from our stockholders and the Board’s response to this feedback.

Human Capital Management

➢
Oversight of Human Capital Management. The Compensation Committee is responsible for reviewing and monitoring matters related to human capital management, including talent acquisition and retention. At Oracle, our success is driven by the quality of our people, who we believe are among the best and brightest in the industry. We strive to attract and retain talented employees, to support employee success and well-being and to foster a culture where everyone has a voice in driving innovation. For information on our workforce, culture and human capital efforts, career development opportunities and corporate citizenship initiatives, see our Annual Report on Form 10-K for fiscal 2026.
➢
Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the Code of Conduct), which is periodically reviewed and amended by the Board. We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program, under the direction of our Chief Compliance and Ethics Officer, administers training on and enforces the Code of Conduct. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on our website at www.oracle.com/goto/corpgov. We intend to disclose on our website any future amendments of the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.
➢
Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels that employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, generally may choose to remain anonymous. Certain countries other than the United States,

36 2026 Annual Meeting of Stockholders

however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.
➢
Global Conflict of Interest Policy. Our Global Conflict of Interest Policy (the Conflict of Interest Policy), which supplements the Code of Conduct, is applicable to all Oracle employees. The Conflict of Interest Policy is designed to help employees identify and address situations that may give rise to potential conflicts of interest or the appearance of conflicts of interest. Employees are required to disclose any conflicts of interest or potential conflicts of interest in accordance with the Conflict of Interest Policy. On an annual basis, each senior officer of Oracle is required to submit a Conflicts of Interest Questionnaire and Affirmation disclosing any actual or potential conflicts of interest and affirming that the senior officer has read, understands and is in compliance with the Conflict of Interest Policy.
➢
Social Impact Report. Information regarding our workforce, education initiatives, charitable activities and sustainability initiatives is available in our Social Impact Report published on our website at www.oracle.com/social-impact. The information posted on or accessible through our website, including the Social Impact Report, is not incorporated into this proxy statement (see “No Incorporation by Reference” on page 99).

2026 Annual Meeting of Stockholders 37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of September 21, 2026, the record date of the Annual Meeting, with respect to the beneficial ownership of Oracle common stock by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (2) each director or nominee; (3) each executive officer named in the Summary Compensation Table (SCT); and (4) all current executive officers and directors as a group. Except as set forth below, the address of each stockholder is 2300 Oracle Way, Austin, Texas 78741.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Directors and NEOs
Lawrence J. Ellison (2)	1,158,375,174	38.2%
Awo Ablo	13,487	*
Jeffrey S. Berg (3)	155,563	*
Michael J. Boskin (4)	98,558	*
Safra A. Catz (5)	1,126,625	*
Bruce R. Chizen (6)	84,225	*
Rona A. Fairhead	24,166	*
Jeffrey O. Henley (7)	3,005,620	*
Mark Hura (8)	395,133	*
Douglas Kehring (9)	65,272	*
Stuart Levey (10)	201,385	*
Clayton M. Magouyrk (11)	898,530	*
Hilary Maxson	—	*
Tomislav Mihaljevic	—	*
Charles W. Moorman (12)	93,643	*
Stephen H. Rusckowski (13)	1,243	*
Michael D. Sicilia (14)	467,499	*
All current executive officers and directors as a group (18 persons) (15)	1,165,082,037	38.4%

* Less than 1%

(1)
Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.
(2)
Includes 142,821 shares subject to stock options exercisable within 60 days of the record date and 413,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit. See “Corporate Governance—Prohibition on Speculative Transactions and Pledging Policy” on pages 28 and 29 for more information on Board and committee oversight of Mr. Ellison’s pledging arrangements.
(3)
Includes 1,450 shares owned by Mr. Berg’s spouse and 154,113 shares held in a trust for the benefit of Mr. Berg and his family.
(4)
Includes 1,000 shares owned by Dr. Boskin’s spouse.
(5)
Includes 8,033 RSUs that will vest within 60 days of the record date.
(6)
Includes 79,125 shares held in a trust for the benefit of Mr. Chizen and his family.
(7)
Includes 509,952 shares held in a trust for the benefit of Mr. Henley and his family, 452,302 shares held in a trust by the J&J Family Foundation, 490,333 shares held in the Jeffrey and Judy Henley Community Property Trust, 745,000 shares held in a grantor retained annuity trust of which Mr. Henley is the trustee, 800,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 8,033 RSUs that will vest within 60 days of the record date.
(8)
Includes 107,116 shares subject to stock options exercisable within 60 days of the record date.

38 2026 Annual Meeting of Stockholders

(9)
Includes 15,175 RSUs that will vest within 60 days of the record date and interests invested in our 401(k) plan’s unitized Oracle stock fund (converted into 2,276 shares, which represents an equivalent number of Oracle shares of common stock based on the value as of the record date).
(10)
Includes 51,971 RSUs that will vest within 60 days of the record date (of which settlement will be deferred for 39,474 RSUs) and 120,891 vested RSUs (including dividend equivalents) for which settlement has been deferred.
(11)
Includes 648,382 shares subject to stock options exercisable within 60 days of the record date.
(12)
Includes 52,954 shares held in trusts for the benefit of Mr. Moorman’s family.
(13)
Includes 390 shares held in a trust for the benefit of Mr. Rusckowski and his family and 793 RSUs that will vest within 60 days of the record date.
(14)
Includes 2,655 shares owned by Mr. Sicilia’s spouse and 259,353 shares subject to stock options exercisable within 60 days of the record date.
(15)
Includes all shares described in the notes above and 66,988 additional shares of Oracle common stock and 8,926 RSUs that will vest within 60 days of the record date which are held by an executive officer who is not named in the table.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who beneficially own more than 10% of our common stock (collectively, Reporting Persons) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As a matter of practice, we assist our executive officers and non-employee directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that all Reporting Persons complied with all applicable filing requirements in fiscal 2026 except that due to an administrative error, one Form 4 reporting two transactions for each of Messrs. Magouyrk and Sicilia was filed one day late.

2026 Annual Meeting of Stockholders 39

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes Oracle’s fiscal 2026 executive compensation program and the material compensation decisions for the named executive officers (NEOs) listed below. Fiscal 2026 was a management transition year: Oracle appointed two Chief Executive Officers, hired a new Chief Financial Officer and promoted other executives.

Fiscal 2026

Named Executive Officers

Lawrence J. Ellison

Executive Chair and Chief Technology Officer

Clayton M. Magouyrk

Director and Chief Executive Officer*

Michael D. Sicilia

Director and Chief Executive Officer*

Hilary Maxson

Chief Financial Officer and Principal Financial Officer**

Safra A. Catz

Executive Vice Chair and former Chief Executive Officer and Principal Financial Officer***

Mark Hura

President, Global Field Operations

Stuart Levey

Executive Vice President, Chief Legal Officer

Douglas Kehring

Executive Vice President and Head of Operations and former Principal Financial Officer****

*Mr. Magouyrk and Mr. Sicilia were each appointed as CEO on September 22, 2025.

**Ms. Maxson was appointed as CFO and PFO on April 6, 2026.

***Ms. Catz served as our CEO and PFO for part of fiscal 2026. On September 22, 2025, Ms. Catz retired as CEO and PFO and became Executive Vice Chair of the Board.

****Mr. Kehring served as PFO for part of fiscal 2026, from September 22, 2025 to April 6, 2026, when Ms. Maxson assumed this role.

Quick Reference Guide

Executive Summary	41
Fiscal 2026 Leadership Transitions	41
Oracle’s Performance	43
Fiscal 2026 Performance Equity	43
Time-Based Stock Options Are a Performance-Aligned Vehicle	44
Stockholder Engagement and Compensation Committee Responsiveness	45
Objectives of Our Executive Compensation Program	45
Human Capital and Compensation Best Practices	46
Compensation Decision-Making Process and the Roles of the Board and Management in Fiscal 2026	46
Elements of Our Executive Compensation Program	48
Fiscal 2026 Compensation for Our NEOs	49
Base Salary and Cash Bonuses	50
Long-Term Incentive Compensation	53
All Other Compensation	57
Other Factors in Setting Executive Compensation	59
Compensation Recovery (Clawback) Policy	61
Compensation Committee Report	61
Compensation Tables	62

40 2026 Annual Meeting of Stockholders

Executive Summary

Fiscal 2026 Leadership Transitions

Fiscal 2026 marked an important leadership transition for Oracle at a time of intense and accelerating competition for experienced technology leaders with deep expertise in cloud computing and AI.

On September 22, 2025, consistent with Oracle’s succession planning, Ms. Catz transitioned from CEO and PFO to Executive Vice Chair of the Board, an executive and Board position. On the same date, the Board appointed Mr. Magouyrk and Mr. Sicilia as Chief Executive Officers of Oracle. Mr. Magouyrk had been President, Oracle Cloud Infrastructure and Mr. Sicilia had been President, Oracle Industries. The Board also promoted Mr. Hura to President, Global Field Operations and appointed Mr. Kehring as interim PFO until Ms. Maxson joined Oracle as CFO on April 6, 2026.

Oracle entered this leadership transition from a position of strength. Messrs. Magouyrk and Sicilia are long-tenured Oracle leaders who have played significant roles in the development and execution of Oracle’s cloud and AI strategy. Their appointments reflected years of intentional succession planning and leadership development by Mr. Ellison, Ms. Catz and the Board, and were not the product of an external search or a reaction to a short-term need. Their deep knowledge of Oracle’s technology, customers, operations and strategy positioned them to provide continuity and lead Oracle through its next phase of growth.

Against this backdrop, the Compensation Committee believed that securing Mr. Magouyrk’s and Mr. Sicilia’s continued leadership was critical to preserving strategic continuity, maintaining execution momentum and enhancing long-term stockholder value. In connection with its deliberations, the Compensation Committee determined that the loss of either executive during this transition would have created significant disruption and execution risk at an important point in Oracle’s growth. This risk was heightened by the exceptionally competitive market for proven cloud and AI leaders, in which established global technology companies and well-funded private companies have offered and continue to offer significant compensation opportunities to attract executives with demonstrated records of innovation and execution. The Compensation Committee therefore designed Mr. Magouyrk’s and Mr. Sicilia’s compensation arrangements to promote long-term retention, reinforce accountability for Oracle’s future performance and align a substantial portion of their compensation opportunity with the interests of stockholders.

Fiscal 2026 Executive Compensation Highlights
Mr. Ellison
•
Increased annual base salary from $1 to $950,000
•
Earned an annual cash bonus of $4,851,178
•
A $50 million* equity award consisting of 80% time-based stock options and 20% performance-based stock options (PSOs)
•
The stock options, including the PSOs, had no intrinsic value at fiscal year end because the exercise price of $280.07 exceeded Oracle’s stock price

Mr. Magouyrk and Mr. Sicilia
•
Each was appointed Chief Executive Officer on September 22, 2025
•
Increased base salary from $925,000 to $950,000
•
Earned an annual cash bonus of $4,851,178
•
Mr. Magouyrk received a one-time promotional $250 million* equity award and Mr. Sicilia received a one-time promotional $100 million* equity award; each award consisted of 80% time-based stock options and 20% PSOs
•
The stock options, including the PSOs, had no intrinsic value at fiscal year end because the exercise price of $308.46 exceeded Oracle’s stock price

2026 Annual Meeting of Stockholders 41

Ms. Maxson
•
Joined Oracle on April 6, 2026
•
Annual base salary of $950,000
•
Earned a pro rata annual cash bonus of $372,146 for the period from her start date until Oracle’s fiscal year end on May 31, 2026
•
A $26 million* equity award consisting of 80% time-based equity and 20% PSOs. Ms. Maxson elected to receive her time-based equity in the form of 50% stock options and 50% RSUs under our Equity Choice Program

Ms. Catz Mr. Hura Mr. Levey Mr. Kehring
•
Compensation decisions reflected management changes, promotions, strategic importance and continuity needs during a management transition year
•
Under our Equity Choice Program, these executives were given an election to receive their equity in the form of 100% stock options, 100% RSUs or a 50/50 mix
•
Long-term equity awards remain a significant portion of total compensation and are designed to align compensation with stockholder value creation

* Amount represents the Compensation Committee’s intended target value, determined by dividing the approved equity value by the closing price of Oracle common stock on the grant date and, in the case of stock options, multiplying the resulting number of shares by four. This conversion methodology was used for all stock option grants made to employees, including executives, in fiscal 2026. The grant-date fair values reported in the Summary Compensation Table are higher than the intended target values principally because of volatility inputs in the Black-Scholes option-pricing model.

42 2026 Annual Meeting of Stockholders

Oracle’s Performance

Fiscal 2026 Performance Highlights

Pay Alignment Themes

Oracle’s strong fiscal 2026 operating performance was not fully reflected in its stock price performance during the fiscal year. We believe this divergence reflected, in part, broader investor concerns affecting the software, AI and cloud sector. Against this market backdrop, Oracle continued to execute on its long-term strategy and deliver strong fundamental results, including:

➢
Remaining performance obligations of $638 billion at fiscal year-end
➢
Total revenues of $67.4 billion, up 17% year-over-year
➢
Total cloud revenues of $34.0 billion, up 39% year-over-year
➢
Cloud Infrastructure (IaaS) revenues of $18.1 billion, up 77% year-over-year
➢
Cloud Applications (SaaS) revenues of $15.9 billion, up 11% year-over-year
➢
Operating income of $20.6 billion, up 17% year-over-year
➢
Operating cash flow of $32.0 billion, up 54% year-over-year

➢
Annual cash bonus opportunities were tied to Oracle's financial performance and role-specific growth metrics.
➢
PSOs use a three-year fiscal 2028 non-GAAP total revenue metric given the criticality of revenue generation to our long-term success
➢
Stock options, including time-based stock options, are strongly performance-based, having no intrinsic value unless Oracle’s stock price exceeds the exercise price
➢
At fiscal year-end, the stock options granted to Mr. Ellison, Mr. Magouyrk, Mr. Sicilia, and Mr. Hura had no intrinsic value due to the exercise price being higher than Oracle’s stock price
➢
The Compensation Committee did not take any special actions to compensate executives for potential losses in stock option value

Fiscal 2026 Performance Equity

Mr. Ellison, Mr. Magouyrk, Mr. Sicilia and Ms. Maxson received 20% of their equity award value in the form of PSOs. Each grant of PSOs is subject to a three-year performance period beginning June 1, 2025 and ending May 31, 2028. The PSOs are earned at the end of the three-year period based on Oracle’s fiscal 2028 total revenues, measured on a non-GAAP basis as reported in Oracle’s fourth quarter fiscal 2028 earnings release. The Compensation Committee designed these goals to be highly rigorous and challenging to achieve, requiring revenues to more than double from fiscal 2025 levels in order to achieve target payout, and utilized three-year cliff vesting to further its long-term retention and performance objectives.

Following the end of the three-year performance period, the Compensation Committee will certify fiscal 2028 non-GAAP Total Revenues and determine the number of options, if any, that vest. The number of options earned and eligible to vest will be determined using linear interpolation for performance between the Threshold and Target achievement levels and between the Target and Maximum achievement levels. No options will be earned for performance below Threshold, and the number of options earned will be capped at 200% of the target number of options.

If Oracle’s fiscal 2028 non-GAAP Total Revenues:

•
are less than $100 billion (the “Threshold”), no PSOs will vest
•
equal $100 billion, 80% of the PSOs will vest
•
equal $125 billion (the “Target”), 100% of the PSOs will vest
•
equal or exceed $250 billion (the “Maximum”), 200% of the PSOs will vest

2026 Annual Meeting of Stockholders 43

Fiscal 2026 was the first year of the three-year performance period. Oracle achieved non-GAAP Total Revenues of $67.4 billion in fiscal 2026, representing strong first-year progress. However, the PSOs remain fully unearned, evidencing the rigor of the targets established. Further, even if the PSOs vest based on achievement of 2028 non-GAAP Total Revenues, Oracle’s stock price must also exceed the exercise price in order for the awards to deliver value.

Time-Based Stock Options Are a Performance-Aligned Vehicle

Time-based stock options vest 25% per year over a four-year period, subject to continued service for everyone other than Ms. Maxson. Ms. Maxson's time-based stock options vest 40% on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, 20% on the three-year anniversary of the grant date and 10% on the four-year anniversary of the grant date, subject to continued service. The Compensation Committee views all stock options as strongly performance-aligned because they do not deliver value unless Oracle’s stock price exceeds the exercise price. This design exposes executives to downside equity performance risk and aligns their potential realizable value directly with stockholder value creation. Fiscal 2026 illustrates the extent of this performance alignment because the stock options granted to Messrs. Ellison, Magouyrk, Sicilia and Hura were underwater at fiscal year-end. These stock options, therefore, had no intrinsic value as of such date and provide a strong and clear imperative to focus on long-term performance execution that translates into stock price appreciation. In other words, these executives will not realize any payout unless stockholders also experience appreciation from the date of our NEOs’ respective grants.

Named Executive Officer	Approved Target Grant Value (Options & PSO)	Accounting Reported Value	Intrinsic Value at Fiscal Year End	Stock Price Appreciation from FYE Required for "In-the-Money" Value	Exercise Price
Clayton M. Magouyrk	$250,000,000	$621,669,237	$—	36.6%	$308.46
Michael D. Sicilia	$100,000,000	$248,667,656	$—	36.6%	$308.46
Lawrence J. Ellison	$50,000,000	$117,777,832	$—	24.0%	$280.07
Mark Hura	$30,000,000	$53,219,638	$—	24.0%	$280.07
Hilary Maxson	$15,600,000	$30,925,771	$13,611,245	—	$185.35

44 2026 Annual Meeting of Stockholders

Stockholder Engagement and Compensation Committee Responsiveness

The Compensation Committee actively seeks input from Oracle’s unaffiliated stockholders on executive compensation, governance and other related matters. During fiscal 2026, members of the Compensation Committee met with seven of Oracle’s largest, unaffiliated institutional investors. These discussions helped inform the Compensation Committee’s decisions in fiscal 2026 on the structure, timing and balance of executive compensation elements, including the mix of stock options, RSUs and performance-based awards. During fiscal 2027, to date, we have reached out to nine large institutional investors to set up additional meetings with members of the Compensation Committee.

Stockholders approved our advisory say-on-pay proposal at our 2025 Annual Meeting with approximately 82% of the votes cast voting in favor of the compensation of our NEOs, representing ongoing year-over-year improvements in stockholder approval and our adjustments based on stockholder feedback. The Compensation Committee considered this result, together with direct stockholder feedback, as it approved fiscal 2026 executive compensation and continued its work on establishing our fiscal 2027 equity compensation program.

Stockholders expressed a range of views on executive equity design, including the appropriate performance period design, the balance of performance-based and time-based equity, the extent to which equity should be tied to financial performance metrics, equity vehicles and the cadence of executive grants. The Compensation Committee weighed those perspectives while also considering Oracle’s need to retain senior leaders with deep expertise in cloud infrastructure, AI, applications, database, finance, legal and global go-to-market execution. For a detailed summary of the Board’s response to key feedback received from stockholders, see the table on pages 6 and 7.

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to:

•
attract and retain highly talented and productive executive officers;
•
align the interests of our executive officers with those of our stockholders; and
•
provide incentives for superior performance.

The Compensation Committee believes these objectives are particularly important given Oracle’s scale and global operations, the complexity of its business, its significant capital investment program and the substantial growth opportunities associated with Oracle Cloud Infrastructure and AI. Oracle’s executive officers possess extensive experience, institutional knowledge and leadership capabilities that are critical to the execution of Oracle’s long-term strategy and they are frequently recruited by other leading technology companies.

The Compensation Committee considers, among other factors, the highly competitive market for executives with specialized AI expertise when making compensation decisions for certain executives. Demand for proven leaders with the technical knowledge and experience to develop and commercialize AI capabilities has increased significantly in recent periods and established technology companies and well-capitalized private companies may offer substantial compensation opportunities to attract such individuals. In this context, retention of executives with AI expertise is critical to enabling Oracle to execute its business strategy and capitalize on its significant growth opportunities.

Our executive compensation program addresses the objectives and considerations described above by rewarding the achievement of annual business objectives, key financial goals and long-term stockholder value creation. Annual cash incentives reward performance against key financial and operational goals. Long-term equity incentives are intended to promote retention, focus our executive officers on sustained performance and align their interests with those of Oracle’s stockholders.

2026 Annual Meeting of Stockholders 45

Practices We Avoid
No repricing, cash-out or exchange of underwater stock options without stockholder approval
No executive severance arrangements except as required by law or provided under equity plans generally
No single-trigger change in control vesting of equity awards
No change in control acceleration of performance-based cash bonuses
No minimum guaranteed vesting for performance-based equity awards for NEOs
No golden parachute tax reimbursements or gross-ups for NEOs
No payout or settlement of dividends or dividend equivalents on unvested equity awards

Best Practices We Employ
Compensation Committee has general oversight over human capital matters, including talent acquisition and retention
High proportion of senior executive compensation is at risk and aligned with stockholders’ interests
Caps on maximum payout of bonuses and performance-based equity awards
Robust stock ownership guidelines, compensation recovery (clawback) policy and annual compensation risk assessment
Independent Compensation Committee and independent compensation consultant
Anti-hedging policy and anti-pledging policy applicable to all employees and directors, except for Mr. Ellison, whose pledging activity is monitored by the Governance Committee
Compensation-focused stockholder engagement

Human Capital and Compensation Best Practices

Compensation Decision-Making Process and the Roles of the Board and Management in Fiscal 2026

The Compensation Committee approved fiscal 2026 NEO compensation after considering Oracle’s business performance, each executive’s responsibilities and contributions, succession and retention needs, peer company pay information, input from Compensia, Inc. (Compensia), the Compensation Committee’s independent compensation consultant, and the Committee members’ collective subjective judgment based on their experience and expertise. The Compensation Committee also considered the competitive market for executives with specialized AI expertise. The Compensation Committee does not use a rigid formula by which it determines which of these factors is more or less important and the specific factors used and their weighting may vary among individual NEOs and over time. When determining the size of the equity awards, the Compensation Committee considers the overall size of the awards, the potential value of the awards and the remaining unvested value of prior equity awards granted to the executive.

Management provides information and recommendations to the Compensation Committee for executives within their reporting chain. No NEO determines his or her own compensation. In fiscal 2026, the Compensation Committee considered recommendations from Mr. Ellison, Mr. Magouyrk, Mr. Sicilia and other members of management, as appropriate, but retained full authority over NEO compensation decisions.

46 2026 Annual Meeting of Stockholders

2026 Individual NEO Considerations in Setting Compensation

Mr. Ellison, Executive Chair and Chief Technology Officer
➢
Invaluable knowledge and experience as Oracle’s Founder, having guided the company for almost 50 years
➢
Desire to maintain Mr. Ellison’s visionary drive as an executive distinct from his roles as director and significant stockholder

Mr. Magouyrk, Chief Executive Officer
➢
Leadership in scaling Oracle Cloud Infrastructure as a high-performance, secure and cost-efficient platform supporting enterprise cloud, multicloud, AI training and AI inferencing workloads
➢
Key role driving Oracle into a leading cloud infrastructure and AI company

Mr. Sicilia, Chief Executive Officer
➢
Leadership in modernizing Oracle’s industry applications businesses, including AI-enabled cloud applications for regulated and traditional industries
➢
Deep technical and operational expertise in vertical applications, applied AI and strategic acquisitions

Ms. Maxson, Chief Financial Officer and Principal Financial Officer
➢
Joined April 6, 2026
➢
Extensive experience leading finance organizations in capital-intensive global businesses with a key role in advising Oracle on capital allocation and translating growth opportunities into long-term stockholder value creation

Ms. Catz, Executive Vice Chair and Former CEO and Principal Financial Officer
➢
Leadership through the fiscal 2026 management transition
➢
Extensive experience guiding Oracle’s long-term strategy, operations, culture and financial performance

Mr. Hura, President, Global Field Operations
➢
Leadership of Oracle’s Global Field Operations organization, including global go-to-market execution and customer engagement
➢
Responsibility for bookings, software revenue growth and operating income growth metrics

Mr. Levey, Executive Vice President, Chief Legal Officer
➢
Extensive experience overseeing all legal matters at Oracle and management of a large-scale multinational legal team
➢
Leadership across litigation, regulatory strategy, compliance and ethics, data protection and privacy, intellectual property and corporate governance, among others

Mr. Kehring, Executive Vice President and Head of Operations and Former Principal Financial Officer
➢
Leadership and financial continuity during the fiscal 2026 management transition from Ms. Catz to Ms. Maxson
➢
Support for financial discipline, reporting integrity and operational continuity

2026 Annual Meeting of Stockholders 47

Elements of Our Executive Compensation Program

Oracle’s executive compensation program consists of the principal elements described below. Each element is closely linked to Oracle’s business objectives and is intended to encourage decisions that are consistent with short-term operating performance and long-term strategy and stockholder value creation.

Compensation Element	Designed to Reward	Relationship to Business Objectives	At-Risk
Base Salary	• Experience, knowledge of the industry, duties and scope of responsibility	• Provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy
Annual Cash Bonus	• Annual financial and operational performance, including non-GAAP operating income growth and measures of bookings and revenue growth	• Motivate our NEOs to achieve or exceed annual financial and operational performance goals • Aligns the vast majority of cash compensation with Oracle’s fiscal year results
Long-Term Incentive Compensation	• Sustainable long-term performance, stock price appreciation and achievement of long-term total revenue goals
•
Motivate and reward our NEOs for achieving sustainable long-term results
•
Align our NEOs’ interests with long-term stockholder interests by tying a significant portion of compensation to Oracle's stock price and, for PSOs, to future non-GAAP total revenue performance
•
Promote retention of high-caliber executives

Benefits and Perquisites	• Duties and scope of responsibility through limited and market-competitive benefits	• Provides limited benefits that support executive safety, business continuity, productivity and retention

48 2026 Annual Meeting of Stockholders

Fiscal 2026 Compensation for Our NEOs

Our fiscal 2026 NEO compensation consisted of cash compensation in the form of base salaries and annual cash bonuses and long-term incentive compensation in the form of stock options and RSUs. We also provide certain other benefits and perquisites. As shown below, over 99% of Mr. Magouyrk’s and Mr. Sicilia’s combined cash and equity compensation opportunity for fiscal 2026 was at-risk.

Promotional Pay: Target vs. Realized Pay at Year-End

At Risk 99.6%
Clayton Magouyrk
Target Pay*
$256.0 million
Realized Pay**
$5.8 million (2.3% of Target)
At Risk 99.1%
Michael Sicilia
Target Pay*
$106.0 million
Realized Pay**
$5.8 million (5.5% of Target)
$0.0M
$50.0M
$100.0M
$150.0M
$200.0M
$250.0M
$300.0M
Base Salary
Cash
PSOs
Time-Based Stock Options

* Target pay reflecting base salary, target cash bonus, and the target value of equity awards.

** Realized pay reflects annual base salary, actual cash bonus earned, and the intrinsic value of stock options. Intrinsic value of equity awards was $0 as the fiscal year-end stock price did not exceed the exercise price of the stock options.

2026 Annual Meeting of Stockholders 49

Base Salary and Cash Bonuses

Named Executive Officer	Annual Base Salary*	Bonus Plan	Bonus Target	Bonus Cap		Actual Bonus Paid		Bonus Primary Measures
Lawrence J. Ellison	$950,000	Executive	$5,000,000	$10,000,000		$4,851,178		Non-GAAP operating income growth
Clayton M. Magouyrk	$950,000	Executive	$5,000,000	$10,000,000		$4,851,178		Non-GAAP operating income growth
Michael D. Sicilia	$950,000	Executive	$5,000,000	$10,000,000		$4,851,178		Non-GAAP operating income growth
Hilary Maxson	$950,000	Executive	$2,500,000	$5,000,000	**	$372,146	**	Non-GAAP operating income growth
Safra A. Catz	$650,000	Executive	$500,000	$1,000,000		$485,118		Non-GAAP operating income growth
Mark Hura	$900,000	Executive	$3,500,000	$7,000,000		$4,266,597		Cloud bookings for: (1) Infrastructure, (2) GPUs, and (3) SaaS, and non-GAAP software revenue growth and non-GAAP operating income growth
Stuart Levey	$950,000	Corporate	$750,000	$1,500,000		$750,000		Discretionary pool funded based on growth in non-GAAP operating income over the preceding year and paid based on individual allocations
Douglas Kehring	$625,000	Corporate	$950,000	$1,900,000		$500,000		Discretionary pool funded based on growth in non-GAAP operating income over the preceding year and paid based on individual allocations

* Reflects annual base salary at fiscal year end. Mr. Magouyrk’s and Mr. Sicilia’s annual base salaries were increased from $925,000 to $950,000 when they were both promoted to CEO; Ms. Catz's annual base salary decreased from $950,000 to $650,000 when she retired as CEO and PFO and became Executive Vice Chair of the Board; Mr. Hura’s annual base salary was increased from $700,000 to $900,000 in connection with his promotion to President, Global Field Operations; and Mr. Kehring’s annual base salary was $950,000 during the interim period in fiscal 2026 during which he served as PFO (from September 22, 2025 until April 6, 2026).

** Ms. Maxson received a prorated bonus for the period of time in fiscal 2026 she served as CFO (April 6, 2026 to May 31, 2026). Her annualized bonus would have been $2,425,589 had she served for the full fiscal year.

Base Salary

Base salary represents the only fixed component of the principal elements of our executive compensation program and is intended to provide a baseline amount of annual compensation for our NEOs. When setting base salary levels, the Compensation Committee considers Oracle’s performance and the individual NEO’s contributions to Oracle, any changes to the individual’s role and responsibilities during the year, whether due to promotion or otherwise, and the base salaries paid to NEOs in comparable positions at the companies in our compensation peer group.

50 2026 Annual Meeting of Stockholders

Performance-Based Cash Bonuses under the Executive Bonus Plan

Our stockholder-approved Executive Bonus Plan is intended to motivate our senior executive officers by rewarding them when our annual financial performance objectives are met or exceeded. Under the Executive Bonus Plan, the Compensation Committee assigns each participant an annual target cash bonus opportunity and establishes the financial performance metric or metrics that must be achieved before an award will be paid to the participant for the year.

Non-GAAP Operating Income – Bonus Metric for Mr. Ellison, Mr. Magouyrk, Mr. Sicilia, Ms. Maxson and Ms. Catz

The Compensation Committee selected year-over-year growth in our non-GAAP operating income as the financial performance metric for determining bonuses for Messrs. Ellison, Magouyrk, and Sicilia, Ms. Maxson and Ms. Catz for fiscal 2026. The Compensation Committee selected this metric in part because it is a single performance metric that incorporates both top-line performance (i.e., revenues) and bottom-line performance (i.e., the impact of operating expenses) and it is regularly used by management to understand, manage and evaluate our business performance and make operating decisions that support long-term stockholder value creation. As a measure of profitability, this metric requires our NEOs to manage multiple variables to achieve the goal of growing our non-GAAP operating income, which the Board believes to be an important measure of Oracle’s financial performance and value creation for our stockholders, and focuses our senior executives on the impact of items directly related to our core business operations. Non-GAAP operating income growth is also a contributing factor to Mr. Hura’s performance-based cash bonus opportunity and the metric that funds our discretionary corporate bonus plan for all eligible employees (including Mr. Levey and Mr. Kehring), each as discussed further below. The Compensation Committee believes this alignment in bonus metrics is advantageous because it ensures our top executives are working toward a common goal.

For each NEO participating in the Executive Bonus Plan, the Compensation Committee established a target award value and considered a range of relevant data points, including Oracle’s annual operating plan, internal forecasts for non-GAAP operating income growth, historical performance and the Committee’s assessment of the rigor of the resulting performance goals. Based on these considerations, the Committee established the applicable growth multiple. Accordingly, the multiple may vary from year to year based on the target award value, the level of expected non-GAAP operating income growth and the Committee’s evaluation of the appropriate degree of performance rigor.

Under the bonus formula, if Oracle’s non-GAAP operating income does not grow year-over-year, participating executives will not receive any bonuses under the Executive Bonus Plan or our discretionary corporate bonus plan for eligible employees even if Oracle remains profitable. The Compensation Committee retains discretion to reduce or eliminate, but not increase, the award determined by the bonus formula as it did for all participating executives in fiscal 2025. For fiscal 2026, the maximum amount that could be earned was capped at 200% of the target awards included in the table below.

Between fiscal 2025 and fiscal 2026, our non-GAAP operating income grew by approximately $3.9 billion, resulting in bonuses equal to 97% of target, before any applicable proration. Non-GAAP operating income is defined under the Executive Bonus Plan for fiscal 2026 as operating income, excluding stock-based compensation expenses, amortization of intangible assets and restructuring and other expenses.

Applicable Growth	X	Non-GAAP Operating	=	Award Payout
Multiple		Income Growth

2026 Annual Meeting of Stockholders 51

Executive	Target Award Opportunity		Applicable Growth Multiple		YoY Growth in Non-GAAP Op. Income ($M)	Actual Award Payout		Award as a Percentage of Target
Lawrence J. Ellison	$5,000,000		0.1246%		$3,893	$4,851,178		97%
Clayton M. Magouyrk	$5,000,000		0.1246%		$3,893	$4,851,178
Michael D. Sicilia	$5,000,000		0.1246%		$3,893	$4,851,178
Hilary Maxson	$383,562	*	0.0096%	*	$3,893	$372,146	*
Safra A. Catz	$500,000		0.0125%		$3,893	$485,118

* Ms. Maxson received a pro rata bonus for the period of time she worked at Oracle during the fiscal year (April 6, 2026 to May 31, 2026). Had she served for the full fiscal year, her target bonus opportunity would have been $2.5 million and her annualized growth multiple would have been 0.0623%. Based on the award as a percentage of target of 97%, her annual bonus for the full year would have been $2,425,589.

Non-GAAP Bookings, Revenue Growth and Operating Income – Bonus Metric for Mr. Hura

For fiscal 2026, the Compensation Committee selected a combination of bookings, revenue growth and operating income growth metrics for Mr. Hura to reflect the scope of his leadership responsibilities for Oracle’s global field organization and to align his annual cash incentive with the growth and profitability objectives most directly tied to field execution. Mr. Hura’s bonus opportunity was based on five weighted performance metrics:

•
Total Non-GPU Infrastructure Bookings, weighted 30%
•
GPU Bookings, weighted 10%
•
Total SaaS Bookings Growth, weighted 10%
•
Non-GAAP Software Revenue Growth, weighted 20%
•
Non-GAAP Total Operating Income Growth, weighted 30%

The Compensation Committee selected these metrics to focus Mr. Hura on accelerating Oracle’s infrastructure and AI-related bookings, expanding software and SaaS growth and delivering profitable growth across the businesses he is responsible for. Mr. Hura’s target bonus opportunity for fiscal 2026 was $3.5 million, with a maximum payout capped at 200% of target, or $7.0 million. Based on fiscal 2026 achievement, Mr. Hura received a bonus of $4,266,597, which represents approximately 122% of target.

Metric	Target Bonus	Actual Bonus	% of Achievement
Cloud Bookings metrics (Total Non-GPU Infrastructure Bookings; GPU Bookings and Total SaaS Bookings Growth)	$1,750,000	$2,630,726	150%
Non-GAAP Software Revenue Growth	700,000	641,337	92%
Non-GAAP Total Operating Income Growth	1,050,000	994,534	95%
Total	$3,500,000	$4,266,597	122%

52 2026 Annual Meeting of Stockholders

Discretionary Cash Bonuses under the Corporate Bonus Plan

Executive officers who are not directly responsible for Oracle’s financial performance and therefore do not participate in the performance-based Executive Bonus Plan may be eligible to receive a bonus under our discretionary Corporate Bonus Plan, which is funded based on year-over-year growth in non-GAAP operating income and paid based on individual allocations. At the beginning of each fiscal year, the Compensation Committee sets target and maximum discretionary bonus amounts for executive officers who are eligible to receive bonuses under the Corporate Bonus Plan. After the size of the discretionary bonus pool has been determined, the Compensation Committee approves the bonus amount to be paid to each eligible executive officer based on management and the Compensation Committee’s subjective evaluation of a variety of factors, including the executive officer’s performance during the fiscal year, experience and level of responsibility, potential future contributions to Oracle’s success and expected changes in the executive officer’s workload and responsibilities. The Compensation Committee takes a disciplined approach with respect to awarding discretionary bonuses and generally only does so if Oracle’s non-GAAP operating income grows year-over-year.

As Chief Legal Officer, Mr. Levey oversees all legal matters at Oracle and manages a large-scale multinational legal team. Because Mr. Levey is not directly responsible for Oracle’s financial performance, the Compensation Committee determined that Mr. Levey would be more appropriately incentivized under our discretionary corporate bonus plan. The Compensation Committee set a target bonus opportunity of $750,000 for Mr. Levey and a maximum of $1.5 million based on, among other things, an assessment of Mr. Levey’s responsibilities, competitive pay data drawn from the companies in our compensation peer group as provided by its independent compensation consultant and the recommendation of members of management. After fiscal 2026 year end, the Compensation Committee discussed Mr. Levey’s performance during fiscal 2026 with management. The Compensation Committee granted Mr. Levey a bonus of $750,000 (100% of target) based upon its assessment of Mr. Levey’s significant contributions to Oracle’s legal strategy and successes during fiscal 2026 and his potential future contributions to Oracle’s success. The Compensation Committee believes the bonus paid to Mr. Levey was reasonable as compared with compensation paid to executives in similar roles by the companies in our compensation peer group according to pay data provided by the Compensation Committee’s independent compensation consultant.

When Mr. Kehring transitioned to the position of PFO, the Compensation Committee set a target bonus opportunity of $950,000 and a maximum of $1.9 million for him based on, among other things, an assessment of Mr. Kehring’s responsibilities, competitive pay data drawn from the companies in our compensation peer group as provided by its independent compensation consultant and the recommendation of members of management. After fiscal 2026 year end, the Compensation Committee discussed Mr. Kehring’s performance during fiscal 2026 with management. The Compensation Committee granted Mr. Kehring a bonus of $500,000 (53% of target) based upon its assessment of Mr. Kehring’s contributions to Oracle during fiscal 2026. The Compensation Committee believes the bonus paid to Mr. Kehring was reasonable as compared with compensation paid to executives in similar roles by the companies in our compensation peer group according to pay data provided by the Compensation Committee’s independent compensation consultant.

Long-Term Incentive Compensation

Long-term incentive compensation was the largest component of fiscal 2026 compensation for all of our NEOs. The Compensation Committee used equity to align executive interests with long-term stockholder value, to focus new leaders on Oracle’s growth opportunities in cloud infrastructure, AI, database, applications and global field execution and to retain executives during a significant management transition.

Our philosophy with regard to granting long-term incentive compensation is to:

•
be sensitive to the overall number and value of shares of Oracle common stock underlying the equity awards granted;

2026 Annual Meeting of Stockholders 53

•
effectively manage the overall net dilution resulting from our use of equity as a compensation tool by granting equity awards with a focus on our senior executive officers, engineers and high performers in other areas of our business; and
•
provide the largest awards to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business and the creation of long-term stockholder value.

Consistent with this philosophy, our cumulative potential dilution since June 1, 2023 has been an annualized rate of 1.0% per year. For details on the calculation of our cumulative potential dilution, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for fiscal 2026.

Equity Choice Program

In fiscal 2026, Oracle introduced an Equity Choice Program for certain executives and employees. During fiscal 2026, Ms. Catz and Messrs. Hura, Levey and Kehring participated in the Equity Choice Program for 100% of their equity and Ms. Maxson participated for her time-based awards only. Participants could elect to receive their time-based equity award in the form of 100% stock options, 100% RSUs or a 50/50 mix of stock options and RSUs. If a participant elected stock options, the participant received four times the number of options as the number of RSUs that otherwise would have been granted in recognition that stock options will have no intrinsic value unless the stock price increases. The Compensation Committee adopted this design to provide meaningful retention value while allowing participants to select an equity vehicle, or combination of equity vehicles, that best aligned with their preferences and risk profile.

54 2026 Annual Meeting of Stockholders

Fiscal 2026 Equity Awards

Named Executive Officer	Award Vehicle	Number Granted	Compensation Committee Approved Value	Exercise Price	Vesting
Lawrence J. Ellison	80% stock options	571,286	$40 million*	$280.07	25% annually on the grant date anniversary over 4 years
	20% PSOs	142,822	$10 million*		3-year cliff based on performance
Clayton M. Magouyrk	80% stock options	2,593,530	$200 million*	$308.46	25% annually on the grant date anniversary over 4 years
	20% PSOs	648,383	$50 million*		3-year cliff based on performance
Michael D. Sicilia	80% stock options	1,037,412	$80 million*	$308.46	25% annually on the grant date anniversary over 4 years
	20% PSOs	259,353	$20 million*		3-year cliff based on performance
Hilary Maxson	40% stock options	224,441	$10.4 million*	$185.35

40% on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, 20% on the three-year anniversary of the grant date and 10% on the four-year anniversary of the grant date

	20% PSOs	112,221	$5.2 million*		3-year cliff based on performance
	40% RSUs	56,111	$10.4 million	N/A

40% on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, 20% on the three-year anniversary of the grant date and 10% on the four-year anniversary of the grant date

Safra A. Catz	100% RSUs	32,135	$9 million	N/A	25% annually on the grant date anniversary over 4 years
Mark Hura	100% stock options	428,465	$30 million*	$280.07	25% annually on the grant date anniversary over 4 years
Stuart Levey	100% RSUs	49,988	$14 million	N/A	25% annually on the grant date anniversary over 4 years
Douglas Kehring	100% RSUs	60,700	$17 million	N/A	25% annually on the grant date anniversary over 4 years

* The grant-date fair values required to be reported under accounting rules for stock options were higher than the Compensation Committee-approved award values, driven principally by stock price volatility inputs in the Black-Scholes option-pricing model. The Compensation Committee believes the committee-approved award values are a useful way to understand the intended economic opportunity, while recognizing that the Summary Compensation Table must report the grant-date fair values calculated under applicable accounting rules. When reviewing these stock option awards, the Compensation Committee considered (1) the committee-approved award value, (2) the required accounting grant-date fair value and (3) the intrinsic value of stock options.

Fiscal 2026 PSOs

The PSOs granted to Messrs. Ellison, Magouyrk and Sicilia and Ms. Maxson have a single three-year performance period beginning June 1, 2025 and ending May 31, 2028. The performance metric is Oracle non-GAAP total revenue for fiscal 2028 measured on a non-GAAP basis as reported in Oracle’s fourth quarter fiscal 2028 earnings release.

The Compensation Committee designed these goals to be highly rigorous and challenging to achieve, requiring revenues to more than double from fiscal 2025 levels in order to achieve target payout, and utilized three-year cliff vesting to further its long-term retention and sustained performance objectives.

Following the end of the three-year performance period, the Compensation Committee will certify fiscal 2028 non-GAAP total revenues and determine the number of options, if any, that vest. The number of options earned and eligible to vest will be determined using linear interpolation for performance between the Threshold and Target achievement levels and between the Target and Maximum achievement levels. No options will be earned for performance below Threshold, and the number of options earned will be capped at 200% of the target number of options.

2026 Annual Meeting of Stockholders 55

If Oracle’s fiscal 2028 non-GAAP Total Revenues:

•
are less than $100 billion (the “Threshold”), no PSOs will vest
•
equal $100 billion, 80% of the PSOs will vest
•
equal $125 billion (the “Target”), 100% of the PSOs will vest
•
equal or exceed $250 billion (the “Maximum”), 200% of the PSOs will vest

Fiscal 2026 was the first year of the three-year performance period. Oracle achieved non-GAAP total revenues of $67.4 billion in fiscal 2026, representing strong first-year progress. However, the PSOs remain fully unearned, evidencing the rigor of the targets established. Further, even if the PSOs vest based on achievement of 2028 non-GAAP total revenues, Oracle’s stock price must also exceed the exercise price in order for the awards to deliver value.

Time-Based Stock Options Are a Performance-Aligned Vehicle

The Compensation Committee views all stock options as strongly performance-aligned because they do not deliver value unless Oracle’s stock price exceeds the exercise price. This design exposes executives to downside equity performance risk and aligns their potential realizable value directly with stockholder value creation. Fiscal 2026 illustrates the extent of this performance alignment because the stock options granted to Messrs. Ellison, Magouyrk, Sicilia and Hura were underwater at fiscal year-end. These stock options, therefore, had no intrinsic value as of such date and provide a strong and clear imperative to focus on long-term performance execution that translates into stock price appreciation. In other words, these executives will not realize any payout unless stockholders also experience appreciation from the date of our NEOs’ respective grants.

Equity Awards and Grant Administration

The Board has designated the Compensation Committee as the administrator of the Oracle Corporation Amended and Restated 2020 Equity Incentive Plan (the “2020 Equity Plan”) and the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan.

The Compensation Committee, among other things:

•
selects award recipients under the 2020 Equity Plan;
•
approves the form of grant agreements;
•
determines the terms and restrictions applicable to the equity awards; and
•
adopts sub-plans for particular subsidiaries and locations.

The Board has delegated to a separate committee comprised of executive officers an annual equity award budget for equity award grants to certain employees. Among other limitations, the executive officer committee cannot grant equity to non-employees or to certain senior executives whose compensation is within the purview of the Compensation Committee alone. Equity awards approved by either the Compensation Committee or the executive officer committee during a calendar month are typically granted together on a pre-established day of the following month.

The Compensation Committee and F&A Committee also monitor the dilution and “overhang” effects of our outstanding equity awards in relation to the total number of outstanding shares of Oracle common stock.

Equity Award Timing Policies and Practices

We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the

56 2026 Annual Meeting of Stockholders

timing of our annual equity award grants, the Compensation Committee has historically granted such awards on a predetermined schedule.

All Other Compensation

In fiscal 2026, we provided our NEOs with limited perquisites and personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and our stockholders. Certain of these perquisites and personal benefits are described in more detail below. For our NEOs whose total perquisites and personal benefits exceeded $10,000 in total value in fiscal 2026, the amounts of such perquisites and personal benefits are reported in the “All Other Compensation” column of the SCT.

➢
Relocation Expenses

During fiscal 2026, Oracle agreed to pay up to $250,000 of Ms. Maxson’s relocation expenses for up to 12 months from her employment start date. In fiscal 2026, Oracle paid $55,493 for Ms. Maxson's relocation expenses.

➢
Residential Security

During fiscal 2026, Oracle maintained a residential security program for the protection of Messrs. Ellison, Magouyrk and Sicilia and Ms. Catz (during the time she served as CEO). The security program is based on an assessment of risk, which includes consideration of the executive’s position and work location. We require these security measures for Oracle’s benefit because of the importance of these executives to Oracle and to address specific threats and safety concerns, and we believe these security costs help to ensure our executives’ safety and are reasonable, necessary and appropriate business expenses since these costs arise from the nature of the executives’ employment at Oracle.

The Compensation Committee reviews and approves the residential security budget each year, which includes a review of the actual and credible threats made against our senior executives during the last completed fiscal year. In fiscal 2026, Oracle provided a fixed budget in the amount of $7 million for Mr. Ellison’s residential security protection and $2 million for Mr. Sicilia’s residential security protection. During fiscal 2026, Mr. Magouyrk and Ms. Catz maintained their own residential security programs and Oracle paid $3,660 to augment Ms. Catz’s existing security system.

We view the security services provided for our senior executives as an integral part of our risk management program and as necessary and appropriate business expenses. However, because they may be viewed as conveying a personal benefit to these individuals under current SEC guidance, we include the aggregate incremental costs to Oracle of these services in the total value of perquisites and personal benefits paid to Mr. Ellison, Mr. Sicilia and Ms. Catz.

➢
Aircraft Use

Our company-owned and chartered aircraft are considered business tools to be used for essential business purposes only. In fiscal 2026, our policy regarding the use of company-owned and chartered aircraft prohibited their use for non-business travel by all employees other than Mr. Ellison, Mr. Magouyrk, Mr. Sicilia and Ms. Catz (during the period of time when she was CEO of Oracle). In fiscal 2026, Mr. Sicilia and Ms. Catz used company-owned and chartered aircraft for personal travel. The aggregate incremental cost to Oracle for use of the company-owned and chartered aircraft for non-business travel in fiscal 2026 was $154,337 for Mr. Sicilia and $43,742 for Ms. Catz. The aggregate incremental cost of non-business use of our company-owned aircraft and chartered aircraft includes the variable costs incurred by Oracle to operate the aircraft for such use, including fuel costs, crew expenses (including travel, lodging and meals), in-flight catering, landing fees, communication expenses and other trip-related variable costs, and does not include fixed costs that would be incurred regardless of whether there was any non-business use of the aircraft, such as aircraft purchase costs, pilot and crew salaries, insurance costs and maintenance. For trips that involve mixed non-business and business usage, we include the incremental cost of any non-business usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the non-business usage). We include the aggregate incremental costs to Oracle of this personal travel in the total value of perquisites and personal benefits paid to Mr. Sicilia and Ms. Catz.

2026 Annual Meeting of Stockholders 57

We also permit our NEOs to be accompanied by guests during business travel on company-owned and chartered aircraft. This may be deemed to be a “personal benefit” for our NEOs and we include any aggregate incremental costs incurred by Oracle in the total value of perquisites and personal benefits paid to our NEOs. We believe there was no aggregate incremental cost to Oracle during fiscal 2026 as a result of our NEOs being accompanied by guests when traveling on Oracle business.

To the extent required by tax regulations, amounts associated with non-business use of our company-owned and chartered aircraft are imputed as income and no tax gross-ups are provided to our NEOs for this imputed income. Additionally, in certain instances, a portion of the aircraft costs for either non-business travel or attributable to non-business passengers, cannot be deducted by Oracle for corporate income tax purposes. When applicable, we disclose the amount of these incremental forgone tax deductions in the footnotes accompanying the SCT. In fiscal 2026, use of our company-owned and chartered aircraft by our NEOs resulted in a lost corporate income tax deduction of $61,627.

➢
Legal Counsel Fees

We hire legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions. We view this as a necessary and appropriate business expense because the personal political contributions of our executives can trigger disclosure obligations by Oracle. However, because this may be viewed as conveying a personal benefit to these individuals, we include the costs incurred by Oracle in connection with such legal counsel in the total value of perquisites and personal benefits paid to our NEOs.

Insurance Premiums

All Oracle employees are eligible to receive flexible credits to be used toward covering the premiums for cafeteria-style benefit plans, including life insurance and long-term disability benefits. The amounts of flexible credits received by our NEOs are reported in the “All Other Compensation” column of the SCT.

401(k) Plan

Our U.S. employees, including our NEOs, are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a multi-year vesting schedule. The amounts of the matching contributions are reported in the “All Other Compensation” column of the SCT.

Pension Benefits or Supplemental Retirement Benefits

During fiscal 2026, other than the 401(k) Plan and our deferred compensation programs described below, we did not provide any pension or retirement benefits to our NEOs and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program at this time. We offer the 1993 Deferred Compensation Plan (the Cash Deferred Compensation Plan) to certain employees, including our NEOs, under which participants may elect to defer all or a portion of their base salary and annual cash bonus. We also offer certain employees, including the NEOs, the ability to defer the settlement of their earned and vested RSUs under the terms of the Oracle Corporation Stock Unit Award Deferred Compensation Plan (the RSU Deferred Compensation Plan). We offer these plans because we believe they are competitive elements of compensation for our NEOs. For a description of our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan, see “Executive Compensation—Fiscal 2026 Non-Qualified Deferred Compensation Table” beginning on page 66.

Severance, Change in Control and Death Benefits

Oracle does not maintain executive severance arrangements for its NEOs, other than arrangements required by law or provisions available under Oracle’s equity plans to employees generally.

Oracle does not provide single-trigger change-in-control acceleration of equity awards. Under Oracle’s equity plan, time-based equity awards generally accelerate only if Oracle is acquired and the awards are not assumed, or if the awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition. For the PSOs granted in fiscal 2026 to certain NEOs, if a change in control occurs before the end of the

58 2026 Annual Meeting of Stockholders

three-year performance period ending May 31, 2028, and the executive has remained continuously employed through the change in control, the vesting percentage for the PSOs will be deemed to be 100%. If a change in control occurs after the performance period has ended but before the Compensation Committee has certified performance, the vesting percentage of the PSOs will be the greater of 100% or the vesting percentage determined based on actual fiscal 2028 total revenues performance. Any portion of the PSOs that does not vest in connection with a change in control will be forfeited.

If any employee of Oracle dies while employed by Oracle, Oracle’s standard forms of grant agreements under the 2020 Equity Plan provide for one additional tranche of vesting of RSUs and stock options for all grantees, including NEOs. The fiscal 2026 PSOs do not vest automatically upon death. Instead, if an NEO’s employment terminates due to death or disability before the end of the performance period, the PSOs remain outstanding and vest, if at all, after the end of the performance period based on actual performance, prorated for the portion of the performance period during which the executive was employed. Any portion that does not vest is forfeited.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee retained Compensia, a national compensation consulting firm, as its independent compensation advisor for fiscal 2026 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Compensia assisted the Compensation Committee with a comparison of our non-employee director compensation policies and practices and our executive compensation policies and practices against a group of peer companies (as determined and identified below), the fiscal 2026 and fiscal 2027 equity grant design and with reviewing the annual risk assessment of our compensation policies and practices applicable to our NEOs and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2026.

The Compensation Committee recognizes the importance of receiving independent and objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia. Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2026. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

Peer Company Executive Compensation Comparison

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•
their size and complexity;
•
their market capitalization;
•
their competition with us for talent;
•
the nature of their businesses; and
•
the industries and regions in which they operate.

For fiscal 2026, the companies comprising the compensation peer group consisted of:

Accenture plc	Cisco Systems, Inc.	Microsoft Corporation
Adobe Inc.	Intel Corporation	QUALCOMM Incorporated
Alphabet Inc.	International Business Machines Corporation	Salesforce, Inc.
Amazon.com, Inc.	Intuit Inc.	SAP SE
Apple Inc.	Meta Platforms, Inc.

2026 Annual Meeting of Stockholders 59

The peer group remained the same from fiscal 2025, except that Hewlett Packard Enterprise (HPE) was removed and Intuit Inc. (Intuit) was added. The Compensation Committee removed HPE because its revenue was at the low end of the peer group range and its market capitalization was below the Compensation Committee’s targeted range. The Compensation Committee added Intuit because its market capitalization was within the targeted range, it is a relevant technology and talent competitor and its inclusion provided greater balance to the peer group given the presence of several significantly larger companies. In determining fiscal 2026 executive compensation, the Compensation Committee considered, among other factors, executive pay information drawn from this group of peer companies for comparative purposes. However, the Compensation Committee did not use such information to tie any executive’s individual compensation to specific target percentiles.

Risk Assessment of Our Executive Compensation Policies and Practices

As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•
The PSOs granted to Messrs. Ellison, Magouyrk and Sicilia and Ms. Maxson are earned only based on the attainment of rigorous revenue goals over a three-year performance period, with no portion of the awards earned unless a specified threshold level of performance is achieved. In addition, because the PSOs have an exercise price equal to the market price of Oracle common stock on the grant date, the executives will realize value from the awards only if Oracle's stock price appreciates above the exercise price. The awards are also subject to a maximum payout cap, limiting the potential value that may be realized and discouraging excessive risk-taking.
•
All annual performance-based cash bonuses are subject to a specified dollar cap that limits the maximum amount payable to an NEO and may be decreased in the Compensation Committee’s discretion, which protects against an NEO receiving a windfall or disproportionately large bonus relative to the Compensation Committee’s assessment of our actual financial performance.
•
The financial metric used in the Executive Bonus Plan for Messrs. Ellison, Magouyrk and Sicilia, Ms. Maxson and Ms. Catz is year-over-year growth in Oracle’s non-GAAP operating income. The Compensation Committee selected non-GAAP operating income growth in part because it is the metric that funds our discretionary corporate bonus plan for all eligible employees (including Mr. Levey and Mr. Kehring) and is a contributing factor to Mr. Hura’s performance-based cash bonus opportunity. The Compensation Committee believes this alignment in bonus metrics is advantageous because it ensures our senior executives are working towards a common goal. Additionally, our management regularly uses this metric to understand, manage and evaluate our business and make operating decisions. Using this metric for the annual performance-based cash bonus opportunities further aligns these NEOs’ interests with our business goals.
•
We maintain a compensation recovery (clawback) policy that complies with SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and also permits Oracle to seek to recover incentive compensation (including time-based awards) from executive officers and certain other employees who are determined to have engaged in, or in some cases to have been aware of or willfully blind to, significant misconduct.
•
Each of our senior officers is subject to robust stock ownership requirements described in “Corporate Governance—Stock Ownership Guidelines for Directors and Senior Officers” on page 31. Our senior officers would experience significant lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options and other equity awards if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Stock Ownership, Hedging and Pledging

Oracle maintains stock ownership guidelines for senior officers and directors and prohibits hedging of Oracle securities by employees and directors. Oracle also maintains an anti-pledging policy applicable to employees and directors, except for Mr. Ellison, whose pledging activity is carefully monitored by the Governance Committee.

60 2026 Annual Meeting of Stockholders

Accounting Considerations

Accounting considerations play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. generally accepted accounting principles (GAAP)), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the fair values and the number of the equity awards that are granted each year.

Compensation Recovery (Clawback) Policy

We maintain a compensation recovery (clawback) policy that complies with applicable SEC and New York Stock Exchange requirements and permits recovery of incentive compensation in the event of a qualifying financial restatement. The policy also permits Oracle to seek to recover incentive compensation (including time-based awards) from executive officers and certain other employees who are determined to have engaged in, or in some cases to have been aware of or willfully blind to, significant misconduct. A copy of our Compensation Clawback Policy was filed as Exhibit 97 to our Annual Report on Form 10-K for fiscal 2026.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Charles W. Moorman, Chair Awo Ablo Stephen H. Rusckowski

2026 Annual Meeting of Stockholders 61

Fiscal 2026 Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to or earned by our NEOs in fiscal 2026, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($)	Total ($)
Lawrence J. Ellison	2026	950,000	—	—	117,777,832	4,851,178	7,436,960(6)	131,015,970
Executive Chair and Chief	2025	1	—	—	—	—	5,643,947	5,643,948
Technology Officer	2024	1	—	—	—	5,292,260	3,013,678	8,305,939
Clayton M. Magouyrk (1) Director and Chief Executive Officer	2026	942,308	—	—	621,669,237	4,851,178	9,696(7)	627,472,419
Michael D. Sicilia (1) Director and Chief Executive Officer	2026	942,308	—	—	248,667,656	4,851,178	2,145,610(8)	256,606,752
Hilary Maxson (2) Chief Financial Officer	2026	146,154	—	10,190,319	30,925,771	372,146	59,333(9)	41,693,723
Safra A. Catz (1)	2026	742,308	—	8,849,979	—	485,118	63,658(10)	10,141,063
Executive Vice Chair and Former	2025	950,000	—	—	—	—	163,417	1,113,417
Chief Executive Officer	2024	950,000	—	—	—	5,292,260	221,974	6,464,234
Mark Hura President, Global Field Operations	2026	771,538	—	—	53,219,638	4,266,597	18,599(11)	58,276,372
Stuart Levey	2026	950,000	750,000	13,766,695	—	—	19,344(12)	15,486,039
Executive Vice President,	2025	950,000	—	13,688,537	—	—	40,091	14,678,628
Chief Legal Officer	2024	950,000	1,000,000	11,616,614	—	—	15,682	13,582,296
Douglas Kehring (2) Executive Vice President and Head of Operations	2026	800,000	500,000	16,716,780	—	—	11,712(13)	18,028,492

(1)
On September 22, 2025, Ms. Catz retired from her positions as Chief Executive Officer and Principal Financial Officer and became Executive Vice Chair of the Board. Effective on the same date, Messrs. Magouyrk and Sicilia were promoted to Chief Executive Officers and appointed as members of the Board.
(2)
Ms. Maxson was appointed Chief Financial Officer and Principal Financial Officer effective April 6, 2026. Mr. Kehring served as our Principal Financial Officer from September 22, 2025 until Ms. Maxson's appointment and thereafter continued as Executive Vice President and Head of Operations. In connection with this transition, Mr. Kehring's annual base salary was reduced to $625,000.
(3)
The amounts reported for fiscal 2026 represent bonuses earned by Messrs. Levey and Kehring under our discretionary corporate bonus plan. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Discretionary Cash Bonuses under the Corporate Bonus Plan” on page 53 for further discussion.
(4)
The amounts reported in the Stock Awards and Option Awards columns represent the aggregate grant date fair values of RSU awards and stock options (including PSO awards), respectively, granted during the relevant fiscal years and computed in accordance with FASB ASC 718. The grant date fair values of the option awards were determined using the Black-Scholes option-pricing model. For information on the valuation assumptions used in our computations, see Note 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2026. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” beginning on page 53 for a discussion of these awards. The amounts reported do not reflect whether the NEO has actually realized or will realize an economic benefit from these awards.
(5)
The amounts reported for fiscal 2026 represent performance-based cash incentive compensation earned by Messrs. Ellison, Magouyrk, Sicilia and Hura and Mses. Catz and Maxson. Ms. Maxson's amount reflects a prorated award for the period from April 6, 2026 through May 31, 2026. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Base Salary and Cash Bonuses” beginning on page 50 for further discussion.
(6)
This amount represents (i) Company matching contributions under our 401(k) Plan of $10,200, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $2,310, (iii) security-related costs and expenses in the amount of $7,405,530, (iv) event tickets provided for personal use in the amount of $7,765 and (v) legal counsel fees in the amount of $11,155. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.
(7)
This amount represents (i) Company matching contributions under our 401(k) Plan of $7,285 and (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $2,411. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.

62 2026 Annual Meeting of Stockholders

(8)
This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $6,612, (iii) security related costs and expenses in the amount of $1,979,561 and (iv) aggregate incremental costs and expenses to Oracle of $154,337 for Mr. Sicilia’s use of Oracle’s private aircraft for non-business travel. In addition, Oracle incurred a loss of tax deduction of $61,627 associated with aircraft use by Mr. Sicilia; this amount is not included in the Summary Compensation Table. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.
(9)
This amount represents (i) Company matching contributions under our 401(k) Plan of $3,288, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $552 and (iii) $55,493 in relocation expenses. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.
(10)
This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $10,627, (iii) security related costs and expenses in the amount of $3,660, (iv) legal counsel fees and (v) aggregate incremental costs and expenses to Oracle of $43,742 for Ms. Catz’s use of Oracle’s private aircraft for non-business travel. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.
(11)
This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $6,150 and (iii) event tickets provided for personal use in the amount of $7,349. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.
(12)
This amount represents (i) Company matching contributions under our 401(k) Plan of $5,815, (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $13,000 and (iii) legal counsel fees. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.
(13)
This amount represents (i) Company matching contributions under our 401(k) Plan of $5,100 and (ii) flexible credits used towards covering the premiums for cafeteria-style benefit plans in the amount of $6,612. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—All Other Compensation” beginning on page 57.

2026 Annual Meeting of Stockholders 63

Grants of Plan-Based Awards During Fiscal 2026 Table

The following table shows equity and non-equity plan-based awards granted to our NEOs during fiscal 2026. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2026 Year-End Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option
Name	Grant Date	Award Type	Threshold ($)	Target ($) (1)	Maximum ($) (1)	Threshold (#2)	Target (#) (2)	Maximum (#2)	Awards: Number of Shares of Stock or Units (#) (3)	Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Lawrence J. Ellison	10/23/2025	PSOs				114,258	142,822	285,644			280.07	23,555,632
	10/23/2025	Options								571,286	280.07	94,222,200
		Cash Bonus	—	5,000,000	10,000,000
Clayton M. Magouyrk	9/24/2025	PSOs				518,706	648,383	1,296,766			308.46	124,333,924
	9/24/2025	Options								2,593,530	308.46	497,335,313
		Cash Bonus	—	5,000,000	10,000,000
Michael D. Sicilia	9/24/2025	PSOs				207,482	259,353	518,706			308.46	49,733,531
	9/24/2025	Options								1,037,412	308.46	198,934,125
		Cash Bonus	—	5,000,000	10,000,000
Hilary Maxson	5/5/2026	RSUs							56,111			10,190,319
	5/5/2026	PSOs				89,777	112,221	224,442			185.35	10,308,621
	5/5/2026	Options								224,441	185.35	20,617,150
		Cash Bonus	—	383,562	767,124
Safra A. Catz	10/23/2025	RSUs							32,135			8,849,979
		Cash Bonus	—	500,000	1,000,000
Mark Hura	10/23/2025	Options								428,465	280.07	53,219,638
		Cash Bonus	—	3,500,000	7,000,000
Stuart Levey	10/23/2025	RSUs							49,988			13,766,695
Douglas Kehring	10/23/2025	RSUs							60,700			16,716,780

(1)
The target amounts reported in these columns are the applicable fiscal 2026 target opportunities under the Executive Bonus Plan or other performance-based bonus arrangements. Maximum amounts are shown at 200% of target.
(2)
The PSOs were granted under the 2020 Equity Plan and will vest, if at all, subject to continued service over a three-year performance period ending May 31, 2028 and the achievement of certain non-GAAP total revenue metrics. The threshold amounts are shown at 80% of target and the maximum amounts are shown at 200% of target.
(3)
The RSUs reported in this column were granted under the 2020 Equity Plan. The RSUs for everyone other than Ms. Maxson vest 25% per year over four years on the anniversary of the date of grant, in each case, subject to the NEO’s continued employment through each applicable vesting date. Ms. Maxson's RSUs vest 40% on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, 20% on the three-year anniversary of the grant date and 10% on the four-year anniversary of the grant date, subject to Ms. Maxson's continued employment through each applicable vesting date.
(4)
The time-based stock options reported in this column were granted under the 2020 Equity Plan. The time-based stock options for everyone other than Ms. Maxson vest 25% per year over four years on the anniversary of the date of grant, in each case, subject to the NEO’s continued employment through each applicable vesting date. Ms. Maxson's stock options vest 40% on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, 20% on the three-year anniversary of the grant date and 10% on the four-year anniversary of the grant date, subject to Ms. Maxson's continued employment through each applicable vesting date.
(5)
The amounts reported in this column represent the aggregate grant date fair values of RSUs and stock options granted during fiscal 2026 computed in accordance with FASB ASC 718. For information on the valuation assumptions used in our computations, see Notes 1 and 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2026.

64 2026 Annual Meeting of Stockholders

Outstanding Equity Awards at Fiscal 2026 Year-End Table

The following table provides information on the outstanding PSOs, RSUs and time-based stock options held by our NEOs as of May 31, 2026.

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Lawrence J. Ellison	10/23/2025	—	571,286	142,822	280.07	10/23/2035	—	—	—	—
Clayton M. Magouyrk	9/24/2025	—	2,593,530	648,383	308.46	09/24/2035	—	—	—	—
	9/19/2024	—	—	—	—	—	125,307	28,291,814	—	—
	9/15/2023	—	—	—	—	—	122,905	27,749,491	—	—
	9/20/2022	—	—	—	—	—	88,093	19,889,638	—	—
Michael D. Sicilia	9/24/2025	—	1,037,412	259,353	308.46	9/24/2035	—	—	—	—
	9/19/2024	—	—	—	—	—	107,406	24,250,127	—	—
	9/15/2023	—	—	—	—	—	105,347	23,785,246	—	—
	9/20/2022	—	—	—	—	—	73,411	16,574,736	—	—
Hilary Maxson	5/5/2026	—	224,441	112,221	185.35	5/5/2036	56,111	12,668,742	—	—
Safra A. Catz	10/23/2025	—	—	—	—	—	32,135	7,255,440	—	—
Mark Hura	10/23/2025	—	428,465	—	280.07	10/23/2035	—	—	—	—
	9/19/2024	—	—	—	—	—	58,179	13,135,655	—	—
	9/15/2023	—	—	—	—	—	57,063	12,883,684	—	—
	9/20/2022	—	—	—	—	—	47,717	10,773,544	—	—
Stuart Levey	10/23/2025	—	—	—	—	—	49,988	11,286,291	—	—
	9/19/2024	—	—	—	—	—	62,654	14,146,020	—	—
	9/15/2023	—	—	—	—	—	52,674	11,892,736	—	—
	11/5/2022	—	—	—	—	—	39,474	8,912,440	—	—
Douglas Kehring	10/23/2025	—	—	—	—	—	60,700	13,704,846	—	—
	9/19/2024	—	—	—	—	—	76,080	17,177,342	—	—
	9/15/2023	—	—	—	—	—	74,621	16,847,929	—	—
	9/20/2022	—	—	—	—	—	62,400	14,088,672	—	—

(1)
All time-based stock options and RSUs, other than Ms. Maxson's, vest 25% per year over four years on each anniversary of the date of grant, in each case subject to the NEO’s continued service through each applicable vesting date. Ms. Maxson’s RSUs will vest over a four-year period, subject to continued service, with 40% vesting on the one-year anniversary of the grant date, 30% on the two-year anniversary of the grant date, 20% on the three-year anniversary of the grant date, and 10% on the four-year anniversary of the grant date.
(2)
The amounts in this column reflect unearned and unvested PSOs as of May 31, 2026. The PSOs will vest, if at all, subject to continued service over a three-year performance period ending May 31, 2028 and the achievement of certain revenue metrics. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” beginning on page 53 and “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Fiscal 2026 PSOs” on pages 55 and 56 for a discussion of the material features of these awards, including the vesting criteria.
(3)
This column reflects unvested RSUs. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Long-Term Incentive Compensation” on page 53 for a discussion of the material features of these awards, including the vesting criteria.
(4)
Value calculated using the closing market price of Oracle common stock on May 29, 2026 ($225.78 per share).

2026 Annual Meeting of Stockholders 65

Option Exercises and Stock Vested During Fiscal 2026 Table

The following table provides information on our NEOs’ exercise of stock options that would otherwise expire in fiscal 2026 or fiscal 2027 and the vesting of our NEOs’ RSUs during fiscal 2026.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
Lawrence J. Ellison	12,500,000	2,258,195,000	—	—
Clayton M. Magouyrk	—	—	253,813	72,811,305
Michael D. Sicilia	—	—	211,885	60,889,329
Hilary Maxson	—	—	—	—
Safra A. Catz	8,694,918	1,381,316,744	—	—
Mark Hura	—	—	139,391	39,510,239
Stuart Levey	—	—	86,695	23,770,494	(4)
Douglas Kehring	70,000	13,438,719	168,818	48,376,673

(1)
The options exercised by our NEOs during fiscal 2026 were all exercised in order to prevent such options from expiring in fiscal 2026 or fiscal 2027.

Name	Number of Shares Exercised	Exercise Price ($)	Expiration Date
Lawrence J. Ellison	12,500,000	51.13	July 20, 2025
Safra A. Catz	8,694,918	51.13	July 20, 2025
Douglas Kehring	70,000	40.93	June 30, 2026

(2)
The value realized on exercise is calculated as the difference between the market price of Oracle common stock at the time of exercise and the applicable exercise price of the stock options multiplied by the number of exercised shares. The value realized on exercise is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon exercise.
(3)
The value realized on vesting equals the closing market price of Oracle common stock on the vesting date multiplied by the number of vested shares. The value realized on vesting is not necessarily indicative of value actually received by the NEO, as the NEO may choose to hold (rather than sell) some or all of the shares acquired upon vesting.
(4)
Includes the value of the vested portion of an RSU award granted on November 5, 2022 for which Mr. Levey elected to defer receipt under the RSU Deferred Compensation Plan. The value of the deferred RSUs realized on vesting is also reflected in the “Executive Contributions in FY 2026” column of the Fiscal 2026 Non-Qualified Deferred Compensation Table below. The actual value of the RSUs realized upon settlement may be different than the value reflected in this table.

Fiscal 2026 Non-Qualified Deferred Compensation Table

Our NEOs and certain other highly compensated employees are eligible to enroll in our Cash Deferred Compensation Plan and RSU Deferred Compensation Plan.

Cash Deferred Compensation Plan

Under the Cash Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their cash compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of cash compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change in control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

66 2026 Annual Meeting of Stockholders

Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Cash Deferred Compensation Plan are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan.

RSU Deferred Compensation Plan

Under the RSU Deferred Compensation Plan, employees may elect to defer the receipt of either 0% or 100% of their earned and vested RSUs and thereby defer taxation upon vesting of the awards. Participants may elect to defer receipt for five or ten years from the grant date of the award, or until termination of employment, subject to earlier payment in the event of death and certain other circumstances. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years. Dividend equivalents are credited to participants’ accounts after deferred RSUs have vested.

The table below provides information on the non-qualified deferred compensation of our NEOs in fiscal 2026.

Name	Executive Contributions in FY 2026 ($)	Registrant Contributions in FY 2026 ($)	Aggregate Earnings in FY 2026 ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2026-end ($)
Lawrence J. Ellison
Cash Deferred Compensation (2)	—	—	19,744,292	—	80,110,186
Clayton M. Magouyrk
Cash Deferred Compensation (3)	459,327	—	778,731	—	3,606,496
Michael D. Sicilia	—	—	—	—	—
Hilary Maxson	—	—	—	—	—
Safra A. Catz	—	—	—	—	—
Mark Hura	—	—	—	—	—
Stuart Levey
RSU Deferred Compensation (4)	9,880,737	—	4,069,658	—	27,176,530
Douglas Kehring	—	—	—	—	—

(1)
The amounts shown in the “Aggregate Earnings in FY 2026” column are not included in the SCT for fiscal 2026 because such earnings were not preferential or above-market.
(2)
Mr. Ellison did not participate in the Cash Deferred Compensation Plan or the RSU Deferred Compensation Plan in fiscal 2026. Amounts shown for Mr. Ellison relate to contributions made when he participated in the Cash Deferred Compensation Plan in prior years.
(3)
Mr. Magouyrk participated in the Cash Deferred Compensation Plan. The amount shown in “Executive Contributions in FY 2026” for Mr. Magouyrk represents a portion of his base salary reported in the SCT.
(4)
Mr. Levey deferred receipt of an RSU award granted on November 5, 2022 under the RSU Deferred Compensation Plan. The amount shown in “Executive Contributions in FY 2026” is attributable to the value of 39,474 deferred RSUs realized on vesting in fiscal 2026. All earnings shown are attributable to credited dividend equivalents. No amounts shown were reported in the SCT compensation for fiscal 2026. The grant date fair value of Mr. Levey’s deferred RSU award granted on November 5, 2022 ($11,537,388) was previously reported in the SCT for fiscal 2023.

2026 Annual Meeting of Stockholders 67

Potential Payments Upon Termination or Change in Control

Typically, we have entered into an employment offer letter with each of our NEOs upon hire that provides that the executive is employed “at will.” None of these employment offer letters with our NEOs provide for payments or benefits upon a termination of employment or in connection with a change in control of Oracle. Only the 2020 Equity Plan provides for acceleration of equity awards upon a qualifying termination of employment or a change in control, as described below.

No “Single-Trigger” Change in Control Benefits Under Our Equity Plan and Equity Awards

Under the 2020 Equity Plan, the vesting of RSUs and time-based stock options, including those held by our NEOs, will accelerate only if both of the following events occur:

•
Oracle is acquired; and
•
either the equity awards are not assumed, or the equity awards are assumed and the recipient’s employment is terminated without cause within 12 months following the acquisition.

Pursuant to the terms of the PSO grant agreements, in the event of a change in control during the performance period, any unearned PSOs would have been deemed earned on or before the trading date immediately prior to the change in control.

The following table provides the intrinsic value as of the last trading day of fiscal 2026 of the unvested RSUs and “in-the-money” time-based stock options held by our NEOs that would accelerate under the circumstances described above. The intrinsic values of the unvested RSUs were calculated using the closing market price of Oracle common stock on the last trading day of fiscal 2026 ($225.78 per share). The intrinsic value of the PSOs and time-based stock options was calculated by multiplying the applicable number of shares by the amount by which the closing market price exceeded the applicable exercise price.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	—
Clayton M. Magouyrk	75,930,943
Michael D. Sicilia	64,610,108
Hilary Maxson	26,279,986
Safra A. Catz	7,255,440
Mark Hura	36,792,883
Stuart Levey	46,237,486
Douglas Kehring	61,818,790

Death Benefits

Oracle’s standard forms of RSU grant agreement and time-based stock option agreement provide for one additional tranche of vesting for grantees who die while employed by Oracle or within three months of employment termination. This benefit applies to all employees who hold such equity, including executives.

Pursuant to the terms of the PSO grant agreements, upon the applicable NEO’s death, his or her unvested PSOs would remain outstanding through the end of the performance period and vest, if at all, based on actual performance. The number of shares eligible to vest based on performance would be prorated to reflect the portion of the performance period during which the NEO was employed by Oracle.

68 2026 Annual Meeting of Stockholders

The following table provides the intrinsic value as of the last trading day of fiscal 2026 of unvested equity awards that would accelerate upon death. Intrinsic values are calculated using the excess (if any) of the closing market price of Oracle common stock on the last trading day of fiscal 2026 ($225.78 per share) over the applicable exercise prices.

Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	—
Clayton M. Magouyrk	43,194,875
Michael D. Sicilia	36,550,621
Hilary Maxson	5,667,545
Safra A. Catz	1,813,691
Mark Hura	21,593,825
Stuart Levey	22,395,796
Douglas Kehring	31,664,742

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of May 31, 2026 (shares in millions).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (2)
Equity compensation plans approved by stockholders	102	217.97	382
Equity compensation plans not approved by stockholders	—	—	—
Total	102 (3)	217.97 (3)	382 (4)

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options, including PSOs, and does not reflect the shares that will be issued upon vesting of outstanding RSU awards which have no exercise price.
(2)
Excludes the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(3)
Of the approximately 102 million shares to be issued, approximately 21 million reflect shares to be issued upon exercise of outstanding stock options, including PSOs, with a weighted average exercise price of $217.97 per share and a weighted average remaining contractual life of 7.57 years. The remaining portion represents RSUs, which have no purchase price.
(4)
Includes approximately 348 million shares available for future issuance under the 2020 Equity Plan, approximately 1 million shares available for future issuance under the Directors’ Stock Plan and approximately 33 million shares available for future issuance under the ESPP, including the shares subject to purchase during the offering period which commenced on April 1, 2026 (the exact number of which will not be known until September 30, 2026, the end of the offering period). Under the 2020 Equity Plan, each share issued pursuant to an option reduces the number of shares available for future issuance by one share, and each share issued pursuant to full-value awards (including RSUs) reduces the number of shares available for future issuance by 2.5 shares.

2026 Annual Meeting of Stockholders 69

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratios of the annual total compensation of each of our CEOs, Clayton M. Magouyrk and Michael D. Sicilia, to the annual total compensation of our median compensated employee worldwide (the median global employee) for fiscal 2026.

For fiscal 2026, the ratio of CEO to median global employee annual total compensation was 6,623 to 1 for Mr. Magouyrk and 2,709 to 1 for Mr. Sicilia. The fiscal 2026 total compensation of Mr. Magouyrk was $627,472,419, the fiscal 2026 total compensation of Mr. Sicilia was $256,606,752 and the fiscal 2026 total compensation of our median global employee was $94,740.

To identify our median compensated global employee, we used the base salaries and wage rates of our May 31, 2026 employee population (other than our CEOs) and the currency exchange rates then in effect, annualized for all permanent employees who did not work for the entire year. As of May 31, 2026, we had approximately 143,950 employees, of which approximately 136,750 were considered in identifying the median employee after excluding 5% of our total employees from the following jurisdictions (in accordance with SEC rules): Armenia (11), Bosnia-Herzegovina (21), Kazakhstan (10), Pakistan (63), Philippines (2,426), Romania (4,237), Serbia (77), Slovenia (23), Sri Lanka (16), Taiwan (251) and Vietnam (63).

In calculating the CEO pay ratios, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratios may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their CEO pay ratios.

70 2026 Annual Meeting of Stockholders

PAY VERSUS PERFORMANCE

The following tables and related disclosures have been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act and do not necessarily reflect the economic benefit actually realized by our NEOs or the method by which the Compensation Committee makes compensation determinations. For a discussion of our executive compensation program and the Compensation Committee’s decision-making process in determining and approving our NEOs’ compensation, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 40.

Pay Versus Performance Table

	Clayton M. Magouyrk		Michael D. Sicilia		Safra A. Catz		Average Non-PEO NEOs		Value of Initial Fixed $100 Investment Based On:
Year	SCT Total ($) (1)	CAP ($) (2)	SCT Total ($) (1)	CAP ($) (2)	SCT Total ($) (1)	CAP ($) (2)	Average SCT Total ($) (1)	Average CAP ($) (3)	Total Shareholder Return (TSR) ($) (4)	Peer Group TSR ($) (5)	Net Income ($ millions)	Non-GAAP Operating Income Growth ($ millions) (6)
2026	627,472,419	413,038,464	256,606,752	193,783,100	10,141,063	256,974,411	52,900,119	107,649,517	206.82	189.86	16,984	3,893
2025	—	—	—	—	1,113,417	461,805,673	11,329,031	106,537,403	231.50	172.38	12,443	1,978
2024	—	—	—	—	6,464,234	94,264,234	13,191,706	38,148,634	132.03	136.76	10,467	2,153
2023	—	—	—	—	5,250,680	304,050,680	12,487,762	96,299,855	106.80	68.89	8,503	1,309
2022	—	—	—	—	138,192,032	139,242,032	58,544,998	56,911,587	37.95	42.02	6,717	593

(1)
For fiscal 2026, Messrs. Magouyrk and Sicilia were each promoted to the roles of principal executive officer (PEO) effective September 22, 2025. Ms. Catz served as PEO until September 22, 2025, at which time she transitioned to the role of Executive Vice Chair of the Board. Our non-PEO NEOs for fiscal 2026 were Lawrence J. Ellison, Hilary Maxson, Mark Hura, Stuart Levey and Douglas Kehring. Both Ms. Maxson and Mr. Kehring served as our Principal Financial Officer during portions of fiscal 2026, and each is included in the non-PEO NEO averages. For fiscal years 2025, 2024, 2023 and 2022, Ms. Catz served as our PEO. Our non-PEO NEOs for fiscal 2022 were Lawrence J. Ellison, Edward Screven and Dorian E. Daley. Our non-PEO NEOs for fiscal years 2025, 2024 and 2023 were Jeffrey O. Henley, Stuart Levey and Edward Screven. Maria Smith was a non-PEO NEO for fiscal 2025. In addition, although Mr. Ellison was not an NEO for fiscal 2025, 2024 or 2023 under applicable SEC rules, we have voluntarily included him as a non-PEO NEO for each of those years.
(2)
The amounts reported in these columns represent the amount of “compensation actually paid” (CAP) to each PEO, as applicable, computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned by or paid to the applicable PEO during the covered year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to each PEO's total compensation during the covered year to determine the CAP:

Year	PEO	SCT Total ($)	Deduction of Equity Amounts Reported in SCT ($)	Fair Value for Unvested Awards Granted in Covered Year ($)	Fair Value for Awards Vested and Granted in the Covered Year ($)	Change in Fair Value of Outstanding Unvested Awards from Prior Years ($)	Change in Fair Value of Prior-Year Awards that Vested in the Covered Year ($)		Prior-Year Awards Forfeited ($)	CAP ($)
2026	Clayton M. Magouyrk	627,472,419	(621,669,237)	355,475,761	—	20,639,341	31,120,180		—	413,038,464
2026	Michael D. Sicilia	256,606,752	(248,667,656)	142,190,282	—	17,563,214	26,090,508		—	193,783,100
2026	Safra A. Catz	10,141,063	(8,849,979)	7,133,327	—	—	248,550,000	(a)	—	256,974,411
2025	Safra A. Catz	1,113,417	—	—	—	404,300,134	56,392,122		—	461,805,673
2024	Safra A. Catz	6,464,234	—	—	—	54,300,000	33,500,000		—	94,264,234
2023	Safra A. Catz	5,250,680	—	—	—	298,800,000	—		—	304,050,680
2022	Safra A. Catz	138,192,032	(129,275,000)	—	—	123,300,000	7,025,000		—	139,242,032

(a)
This amount includes the change in the fair value of 2,500,000 PSOs (representing the fourth tranche of PSOs) and 2,500,000 PSOs (representing the fifth tranche of PSOs) which were earned in fiscal 2025 and vested in fiscal 2026 on June 24, 2025.

(3)
The amounts reported in this column represent the average amount of CAP to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the

2026 Annual Meeting of Stockholders 71

requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the non-PEO NEOs for each year to determine the CAP:

Year	Average SCT Total for Non-PEO NEOs ($)	Deduction of Average Equity Amounts Reported in SCT ($)	Average Fair Value for Unvested Awards Granted in the Covered Year ($)	Average Fair Value for Vested Awards Granted in the Covered Year ($)	Change in Average Fair Value of Outstanding Unvested Awards from Prior Years ($)	Change in Average Fair Value of Awards from Prior Years that Vested in the Covered Year ($)		Deduction of Awards from Prior Years Forfeited in the Covered Year ($)	Average CAP to Non-PEO NEOs ($)
2026	52,900,119	(48,519,407)	37,699,149	—	6,515,714	59,053,942	(a)	—	107,649,517
2025	11,329,031	(9,581,943)	7,831,535	—	86,045,938	14,409,251		(3,496,409)	106,537,403
2024	13,191,706	(9,438,478)	9,932,357	—	15,424,691	9,038,358		—	38,148,634
2023	12,487,762	(9,341,022)	14,522,834	—	78,125,625	504,656		—	96,299,855
2022	58,544,998	(53,190,333)	8,279,833	—	39,812,596	3,464,493		—	56,911,587

(a)
This calculation includes the change in the fair value of 2,500,000 PSOs (representing the fourth tranche of PSOs) and 2,500,000 PSOs (representing the fifth tranche of PSOs) held by Mr. Ellison which were earned in fiscal 2025 and vested in fiscal 2026 on June 24, 2025.
(4)
The amounts reported in this column reflect the cumulative total stockholder return on our common stock for each of the fiscal years presented, assuming an investment of $100 at the beginning of the earliest fiscal year presented and the reinvestment of any dividends.
(5)
The peer group used in this disclosure, the Dow Jones U.S. Technology Total Return Index, is the same peer group used in the Stock Performance Graph in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2026. The amounts reported in this column reflect the cumulative total return of the Dow Jones U.S. Technology Total Return Index for each of the fiscal years presented, assuming an investment of $100 at the beginning of the earliest fiscal year presented.
(6)
Non-GAAP operating income growth is a non-GAAP financial measure that reflects adjustments based on stock-based compensation expenses, amortization of intangible assets, acquisition related and other expenses and restructuring expenses. As noted in the CD&A, our non-GAAP operating income growth is the financial performance metric that is used to determine performance-based cash bonuses under the Executive Bonus Plan, and which funds our discretionary bonus plan. For more information see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Base Salary and Cash Bonuses” beginning on page 50.

Pay Versus Performance Relationship Descriptions

The objectives of our executive compensation program are to attract and retain highly talented and productive executive officers, align the interests of our executive officers with those of our stockholders and provide incentives for their superior performance. Each element of our executive compensation program is closely linked to our business objectives and we believe that the mix of base salary, annual cash bonuses and long-term incentive compensation encourages our NEOs to make appropriate decisions that are aligned with our business strategy of consistently improving our performance and building short-term and long-term stockholder value. For additional information regarding our executive compensation program, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 40.

Fiscal 2026 was a leadership-transition year and resulted in a change in the composition of the PEO and non-PEO NEO groups from prior years. Accordingly, fiscal 2026 changes in CAP are affected by compensation arrangements reflective of these transitions, including the value of promotional performance-based equity grants to Messrs. Magouyrk and Sicilia that are designed to facilitate long-term retention, reinforce accountability for Oracle’s future performance and align a substantial portion of their compensation opportunity with the interests of stockholders. The amounts reported for all of our NEOs include changes in the valuation of unvested equity awards driven by changes in Oracle’s stock price, and do not reflect whether our NEOs have actually realized or will realize an economic benefit from these unvested equity awards.

72 2026 Annual Meeting of Stockholders

➢ Compensation Actually Paid and Total Stockholder Return

The following graph illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs, our cumulative total stockholder return and our cumulative peer group total stockholder return for fiscal years 2022, 2023, 2024, 2025 and 2026, each as set forth in the pay versus performance table above.

Relationship Between Compensation Actually Paid and Total Stockholder Return

➢ Compensation Actually Paid and Net Income

The following graph illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs and our net income for fiscal years 2022, 2023, 2024, 2025 and 2026, each as set forth in the pay versus performance table above.

Relationship Between Compensation Actually Paid and Net Income

2026 Annual Meeting of Stockholders 73

➢ Compensation Actually Paid and Non-GAAP Operating Income Growth

The following graph illustrates the relationship between CAP to our PEO and the average amount of CAP to our non-PEO NEOs and our non-GAAP operating income growth for fiscal years 2022, 2023, 2024, 2025 and 2026, each as set forth in the pay versus performance table above.

Relationship Between Compensation Actually Paid and Non-GAAP Operating Income Growth

Financial Performance Measures

The table below lists the financial performance measures that the Compensation Committee believes represent the most important financial performance measures used to link compensation actually paid to our NEOs to Oracle’s performance for fiscal 2026. See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 40 for a further description of our executive compensation program. The performance measures included in this table are not ranked by relative importance.

Non-GAAP Operating Income Growth
Fiscal 2028 Non-GAAP Total Revenues
Total Non-GPU Infrastructure Bookings*
GPU Bookings*
Total SaaS Bookings Growth*
Non-GAAP Software Revenue Growth*

* Metric applicable to Mr. Hura only.

74 2026 Annual Meeting of Stockholders

TRANSACTIONS WITH RELATED PERSONS

From time to time, we enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in its charter, the Independence Committee reviews and approves each related person transaction or series of similar transactions exceeding $120,000, including material amendments thereto.

Prior to approving any transaction, the Independence Committee must be informed or have knowledge of:

•
the related person’s relationship or interest; and
•
the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to Oracle.

We annually survey our non-employee directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with Oracle that may require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. On a quarterly basis, we also review and update this list with Mr. Ellison’s advisors, as many of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor or are consistent with pricing the vendor uses with other unrelated parties.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and with which we enter into a transaction while Mr. Ellison is one of our executive officers or Chair of the Board. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chair of the Board. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that are fair to us.

The Independence Committee also reviews and monitors ongoing relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were approximately 0.06% of our total revenues. Total related person operating expenses were approximately 0.03% of our total operating expenses in fiscal 2026.

2026 Annual Meeting of Stockholders 75

Sales of Products and Services to Ellison Related Persons

In the ordinary course of our business, we sell products and services to companies in which Mr. Ellison or a member of his immediate family directly or indirectly has a material interest. In fiscal 2026, the total amount of all purchases by these companies was approximately $32.2 million. Listed below are our transactions with such companies that purchased more than $120,000 in products and services from us in fiscal 2026. Unless otherwise noted, Mr. Ellison has a direct material interest in each of the below entities.

•
Autonomous Medical Devices, Inc. purchased approximately $484,558 in Oracle Cloud services.
•
Desert Champions LLC purchased approximately $208,362 in Oracle Cloud services, support and consulting services.
•
Eau Palm Beach Resort & Spa purchased approximately $196,967 in Oracle Cloud services, hardware, support and consulting services.
•
Ellison Institute, LLC purchased approximately $21,973,148 in Oracle Cloud services, hardware, licenses, support and consulting services.
•
Incline Hotel purchased approximately $173,269 in Oracle Cloud services, hardware and support services.
•
Lanai Resorts, LLC purchased approximately $699,215 in Oracle Cloud services, hardware, licenses, support and consulting services.
•
Lawrence Investments, LLC purchased approximately $166,780 in Oracle Cloud services.
•
Sensei AG Holdings, Inc. purchased approximately $1,787,738 in Oracle Cloud services, support and consulting services.
•
Skydance Animation, a subsidiary of Paramount, a Skydance Corporation, purchased approximately $6,511,902 in Oracle Cloud services. Each of Mr. Ellison and his son, David Ellison, has a direct material interest in this entity.

Purchases of Products and Services from Ellison Related Persons

From time to time, we purchase products and services from companies in which Mr. Ellison or Mr. Ellison’s son, David Ellison, has a direct material interest. In fiscal 2026, the total amount of all purchases from these companies was approximately $10.4 million, which included the payments made to purchase products and services from Eau Palm Beach Resort & Spa, F50 League LLC, Glass Aviation and Wing and a Prayer, Inc. These transactions are described in greater detail below.

➢ Eau Palm Beach Resort & Spa

In fiscal 2026, Oracle paid approximately $163,000 for hotel rooms, taxes and meeting-related charges in connection with fiscal 2026 business meetings.

➢ F50 League

In fiscal 2024, Oracle commenced a three-year sponsorship agreement with the SailGP sailing league (operated by Mr. Ellison’s company F50 League LLC) with the option to extend the term for an additional two years. Pursuant to the agreement, Oracle received a SailGP sponsorship package valued at approximately $10 million per year, including being designated Event Title Partner at one race weekend per season, branding rights, event tickets, customer experiences and other benefits. In fiscal 2026, Oracle paid F50 League approximately $7.5 million and SailGP received Oracle products and services valued at approximately $1.5 million.

➢ Glass Aviation

Mr. Ellison’s son, David Ellison, purchased Glass Aviation in 2024. Since 2016 and prior to David Ellison’s purchase of Glass Aviation, Oracle entered into various contracts with Glass Aviation, to manage all aircraft owned by Oracle including aircraft management services agreements and pilot services agreements for each aircraft. The agreements were not modified following David Ellison’s purchase of Glass Aviation. Oracle paid Glass Aviation

76 2026 Annual Meeting of Stockholders

approximately $2.3 million for aircraft management and pilot services in fiscal 2026, excluding all pass-through costs with no mark-up.

➢ Wing and a Prayer

In fiscal 2026, Oracle leased aircraft and purchased services from Wing and a Prayer, Inc., a company owned by Mr. Ellison, for business travel by our executive officers. The aggregate payment amount for Oracle’s use of the aircraft in fiscal 2026 was approximately $410,000. In April 2025, the Independence Committee commissioned an independent third-party review and analysis of the fiscal 2026 lease rates for the aircraft and determined that the lease rates billed by Wing and a Prayer were at or below the market rates charged by third-party commercial charter companies for similar aircraft.

Compensation of Related Persons Employed by Oracle

Steven Janicki, Vice President, Systems Engineering, is Mr. Ellison’s half-brother. In fiscal 2026, Mr. Janicki received a base salary of $306,000. Mr. Janicki also received an equity award of 358 RSUs and $6,298 in flexible credits used toward cafeteria-style benefit plans in fiscal 2026.

2026 Annual Meeting of Stockholders 77

LEGAL PROCEEDINGS

Netherlands Privacy Class Action

On August 14, 2020, The Privacy Collective (TPC), a foundation having its registered office in Amsterdam, filed a purported class action lawsuit against Oracle Nederland B.V., Oracle Corporation and Oracle America, Inc. (the Oracle Defendants), Salesforce.com, Inc. and SFDC Netherlands B.V. in the District Court of Amsterdam. TPC alleges that the Oracle Defendants’ Data Management Platform product violates certain articles of the European Union Charter of Fundamental Rights, the General Data Protection Regulation (GDPR) and the Dutch Telecommunications Act (Telecommunicatiewet). TPC claims damages under a number of categories, including: “immaterial damages” (at a fixed amount of €500 per Dutch internet user); “material damages” (in that the costs of loss of control over personal data should be equated to the market value of the personal data for parties like the Oracle Defendants); compensation for losses suffered due to an alleged data breach (at a fixed amount of €100 per Dutch internet user); and compensation for the costs of the litigation funder (10% to 25% of the compensation awarded); and the (actual) cost of the proceedings and extrajudicial costs.

We filed our defense on March 3, 2021, and on December 29, 2021, the District Court issued a judgment, holding that all of TPC’s claims were deemed inadmissible because of fundamental procedural flaws. TPC filed an appeal with the Court of Appeal in Amsterdam challenging the District Court’s judgment, except for the claims regarding the alleged data breach, which were dropped. On June 18, 2024, the Court of Appeal overturned the District Court’s decision regarding admissibility, thus permitting the case to proceed. The Court of Appeal granted Oracle’s request for an interim appeal to the Supreme Court, and on July 17, 2026, the Supreme Court found that the Court of Appeal had applied the wrong standard for evaluating a class action and remanded the case to the Court of Appeal for further proceedings. On July 27, 2026, Oracle filed and served a Writ of Summons to the Court of Appeal with the first court date being on August 4, 2026 and a submission following referral by the Supreme Court due on September 15, 2026.

On September 24, 2025, TPC filed a motion in the District Court to lift the suspension of proceedings. On September 25, 2025, Oracle opposed that motion. The court has not yet ruled on that motion.

We believe that we have meritorious defenses against this action, including defenses to the quantum of damages claimed, and we will continue to vigorously defend it.

While the final outcome of this matter cannot be predicted with certainty, we do not believe that it will have a material impact on our financial position or results of operations.

Securities Class Action Regarding Oracle Cloud Infrastructure

On February 3, 2026, a putative class action, brought by an alleged stockholder of Oracle, was filed in the U.S. District Court for the District of Delaware, and on July 14, 2026, the plaintiff filed an amended class action complaint against us, our Chief Technology Officer, one of our Chief Executive Officers, two other Oracle executives, and one member of the Board. The plaintiff seeks to represent a class of Oracle stockholders, alleging that the defendants made or are responsible for false and misleading statements regarding Oracle’s cloud infrastructure business. The plaintiff seeks a ruling that this case may proceed as a class action and seeks damages, equitable relief, and attorneys’ fees and costs. The defendants must respond to the amended complaint by September 16, 2026. If the defendants move to dismiss the amended complaint, that motion will be fully briefed by December 18, 2026.

We believe that we have meritorious defenses against this action, and we will continue to vigorously defend it.

While the final outcome of this matter cannot be predicted with certainty, we do not believe that it will have a material impact on our financial position or results of operations.

78 2026 Annual Meeting of Stockholders

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our CEOs and our other executive officers on our Board:

Awo Ablo	Lawrence J. Ellison	Charles W. Moorman
Jeffrey S. Berg	Rona A. Fairhead	Stephen H. Rusckowski
Michael J. Boskin	Jeffrey O. Henley	Michael D. Sicilia
Safra A. Catz	Clayton M. Magouyrk
Bruce R. Chizen	Tomislav Mihaljevic

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” beginning on page 11.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting and mandatory resignation policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election (a Majority Withheld Vote) and no successor has been elected at such meeting, the director must promptly tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept or reject a director’s resignation. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting and mandatory resignation policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

2026 Annual Meeting of Stockholders 79

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote on the compensation of our NEOs (a “say-on-pay” vote). We currently hold our say-on-pay vote annually and we expect the next say-on-pay vote will occur in 2027. In deciding how to vote on this proposal, we urge you to consider the following factors, as well as the information contained in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 40.

Fiscal 2026 Named Executive Officers (NEOs)

Lawrence J. Ellison Executive Chair and Chief Technology Officer
Clayton M. Magouyrk Director and Chief Executive Officer*
Michael D. Sicilia Director and Chief Executive Officer*
Hilary Maxson Chief Financial Officer and Principal Financial Officer**
Safra A. Catz Executive Vice Chair and former Chief Executive Officer and Principal Financial Officer***
Mark Hura President, Global Field Operations
Stuart Levey Executive Vice President, Chief Legal Officer
Douglas Kehring Executive Vice President and Head of Operations and former Principal Financial Officer****

*Messrs. Magouyrk and Sicilia were each appointed as CEO on September 22, 2025.

**Ms. Maxson was appointed as CFO and PFO on April 6, 2026.

***Ms. Catz served as our CEO and PFO for part of fiscal 2026. On September 22, 2025, Ms. Catz retired as CEO and PFO, and became Executive Vice Chair of the Board.

****Mr. Kehring served as our PFO for part of fiscal 2026, from September 22, 2025 to April 6, 2026, when Ms. Maxson assumed this role.

80 2026 Annual Meeting of Stockholders

Fiscal 2026 Executive Compensation Highlights For Our NEOs

Fiscal 2026 Executive Compensation Highlights
Mr. Ellison
•
Increased annual base salary from $1 to $950,000
•
Earned an annual cash bonus of $4,851,178
•
A $50 million* equity award consisting of 80% time-based stock options and 20% performance-based stock options (PSOs)
•
The stock options, including the PSOs, had no intrinsic value at fiscal year end because the exercise price of $280.07 exceeded Oracle’s stock price

Mr. Magouyrk and Mr. Sicilia
•
Each was appointed Chief Executive Officer on September 22, 2025
•
Increased base salary from $925,000 to $950,000
•
Earned an annual cash bonus of $4,851,178
•
Mr. Magouyrk received a one-time promotional $250 million* equity award and Mr. Sicilia received a one-time promotional $100 million* equity award; each award consisted of 80% time-based stock options and 20% PSOs
•
The stock options, including the PSOs, had no intrinsic value at fiscal year end because the exercise price of $308.46 exceeded Oracle's stock price

Ms. Maxson
•
Joined Oracle on April 6, 2026
•
Annual base salary of $950,000
•
Earned a pro rata annual cash bonus of $372,146 for the period from her start date until Oracle’s fiscal year end on May 31, 2026
•
A $26 million* equity award consisting of 80% time-based equity and 20% PSOs. Ms. Maxson elected to receive her time-based equity in the form of 50% stock options and 50% RSUs under our Equity Choice Program

Ms. Catz Mr. Hura Mr. Levey Mr. Kehring
•
Compensation decisions reflected management changes, promotions strategic importance and continuity needs during a management transition year.
•
Under our Equity Choice Program, these executives were given an election to receive their equity in the form of 100% stock options, 100% RSUs or a 50/50 mix.
•
Long-term equity awards remain a significant portion of total compensation and are designed to align compensation with stockholder value creation.

* Amount represents the Compensation Committee’s intended target value, determined by dividing the approved equity value by the closing price of Oracle common stock on the grant date and, in the case of stock options, multiplying the resulting number of shares by four. This conversion methodology was used for all stock option grants made to employees, including executives, in fiscal 2026. The grant-date fair values reported in the Summary Compensation Table are higher than the intended target values principally because of volatility inputs in the Black-Scholes option-pricing model.

2026 Annual Meeting of Stockholders 81

Best Practices We Employ

Compensation Committee has general oversight over human capital matters, including talent acquisition and retention

High proportion of senior executive compensation is at risk and aligned with stockholders’ interests

Caps on maximum payout of bonuses and performance-based equity awards

Robust stock ownership guidelines, compensation recovery (clawback) policy and annual compensation risk assessment

Independent Compensation Committee and independent compensation consultant

Anti-hedging policy and anti-pledging policy applicable to all employees and directors except for Mr. Ellison, whose pledging activity is monitored by the Governance Committee

Compensation-focused engagement with stockholders

Practices We Avoid

No repricing, cash-out or exchange of underwater stock options without stockholder approval

No executive severance arrangements except as required by law or provided under equity plans generally

No single-trigger change in control vesting of equity awards

No change in control acceleration of performance-based cash bonuses

No minimum guaranteed vesting for performance-based equity awards for NEOs

No golden parachute tax reimbursements or gross-ups for NEOs

No payout or settlement of dividends or dividend equivalents on unvested equity awards

Human Capital and Compensation Best Practices

Required Vote

We are asking our stockholders to support the compensation of our NEOs and our compensation philosophy as described in this proxy statement. You may vote FOR or AGAINST the following resolution, or you may ABSTAIN. This non-binding advisory vote on NEO compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of Oracle common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and view this vote as one of the modes of communication with stockholders. As in prior years, the Board and Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements for our NEOs.

The Board of Directors unanimously recommends a vote FOR the advisory approval of the compensation of our NEOs.

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PROPOSAL NO. 3: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee is responsible for overseeing the engagement, independence, compensation, retention and services of our independent registered public accounting firm retained to audit our consolidated financial statements. The F&A Committee has selected Ernst & Young LLP (EY) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2027. Representatives of EY will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

EY has served as our independent registered public accounting firm since 2002. In conjunction with the mandated rotation of EY’s lead engagement partner, the F&A Committee is involved in the selection of EY’s lead engagement partner. The F&A Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the F&A Committee believes that it is important for the registered public accounting firm to maintain independence and objectivity. In deciding to engage EY, our F&A Committee reviewed, among other factors, registered public accounting firm independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with EY that would impair its independence. Consequently, at this time, the F&A Committee does not believe that a rotation of registered public accounting firms is merited and believes that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Oracle and its stockholders.

The F&A Committee reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. Additional information concerning the F&A Committee and its activities with EY can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures

We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by EY. The current policy provides for (1) general pre-approval of audit and audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (2) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds. Throughout the year, the F&A Committee reviews updates regarding the nature and extent of services provided by EY.

The term of any general pre-approval is twelve months from the date of pre-approval unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by EY without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent registered public accounting firm may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

2026 Annual Meeting of Stockholders 83

The F&A Committee pre-approved all audit and non-audit fees of EY during fiscal 2026.

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us by EY for fiscal 2026 and fiscal 2025:

	2026	2025
Audit Fees (1)	$37,491,069	$30,323,147
Audit Related Fees (2)	4,043,157	3,797,019
Tax Fees (3)	200,548	1,119,397
All Other Fees (4)	11,200	11,200
Total Fees	$41,745,974	$35,250,763

(1)
Audit fees consisted of professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements and registration statements and audit services provided in connection with other statutory or regulatory filings.
(2)
Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our cloud services offerings.
(3)
Tax fees consisted principally of tax compliance and advisory services for Oracle and entities acquired by Oracle.
(4)
All other fees consisted principally of general training and advisory services.

Required Vote

The ratification of the selection of EY requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of EY.

84 2026 Annual Meeting of Stockholders

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2026

The F&A Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2026.

The F&A Committee has discussed with Ernst & Young LLP (EY), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the U.S. Securities and Exchange Commission (the SEC).

The F&A Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of EY with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2026, for filing with the SEC.

Submitted by:	Michael J. Boskin, Chair
Jeffrey S. Berg
Bruce R. Chizen
Rona A. Fairhead

2026 Annual Meeting of Stockholders 85

Proposal NO. 4: Stockholder Proposal Regarding Preservation of Shareholder Proposal Access Rights

The National Legal and Policy Center, has notified us that they intend to present the following proposal (the Preservation of Shareholder Proposal Access Rights Proposal) at the Annual Meeting. The address and share ownership information of the proponent is available upon oral or written request. The Preservation of Shareholder Proposal Access Rights Proposal is presented in the form in which it was received, and Oracle is not responsible for any inaccuracies it may contain.

The Board of Directors opposes the following Preservation of Shareholder Proposal Access Rights Proposal for the reasons stated after the proposal.

Proposal 4 - Preservation of Shareholder Proposal Access Rights

RESOLVED, shareholders of Oracle Corporation ("Oracle" or "Company") request the Board of Directors to adopt a policy committing the Company to include in its annual proxy statement any proposal submitted by a shareholder that satisfies any of the following eligibility thresholds and is otherwise compliant with the procedural and substantive requirements of Rule 14a-8, regardless of any future federal regulation permitting higher ownership or holding-period requirements, and consistent with applicable state law:

(a)
shares of the Company's common stock with a market value of at least $2,000 held continuously for at least three years prior to submission; or
(b)
shares of the Company's common stock with a market value of at least $15,000 held continuously for at least two years prior to submission; or
(c)
shares of the Company's common stock with a market value of at least $25,000 held continuously for at least one year prior to submission.

SUPPORTING STATEMENT:

Shareholders own Oracle. The proxy process is the principal democratic mechanism through which owners oversee the management that serves them. A company is "public" because its shares are available to the public. Public ownership obligates a company to remain publicly accountable.

Oracle's 2025 proxy lists "Stockholder Rights and Engagement" among its core governance commitments. The Board "seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors."1

That commitment carries distinct weight at Oracle. Per the Company's 2025 proxy, founder Lawrence Ellison owns 40.6 percent of Oracle's outstanding common stock — with 346 million shares pledged as collateral for personal indebtedness.2 Where one insider commands two-fifths of the vote, much of it encumbered, the access rights of other owners are the principal mechanism by which they can be heard.

Oracle's own proxy access bylaw exists because of those rights. The Board adopted proxy access in 2016 after a Rule 14a-8 proposal secured majority support at the 2015 annual meeting.3 Under any higher submission threshold, that proposal could not have been filed.

Higher thresholds are meant to filter out short-term filers. But hedge funds accumulating large positions and pressuring boards for short-term gains would qualify under any new threshold. The change silences long-term owners while leaving activists unaffected.

1 https://s23.q4cdn.com/440135859/files/doc_downloads/proxy-voting-material/2025/09/Oracle-Proxy-2025-PDF-Final-9-26-25.pdf

2 https://s23.q4cdn.com/440135859/files/doc_downloads/proxy-voting-material/2025/09/Oracle-Proxy-2025-PDF-Final-9-26-25.pdf

3 https://www.sec.gov/Archives/edgar/data/0001341439/000119312517297858/d382058ddef14a.htm

86 2026 Annual Meeting of Stockholders

Shareholder proposals represent less than 2 percent of all proxy voting items,4 and volumes have continued to fall.5 The burden on Oracle is negligible. The benefit — accountability — is not.

The Securities and Exchange Commission's agenda targeted April 2026 to "modernize" Rule 14a-8 and "reduce compliance burdens for registrants."6 On December 11, 2025, President Trump signed an Executive Order directing the SEC to "consider revising or rescinding" Rule 14a-8.7

Oracle’s proxy frames stockholder voting as the foundation of executive accountability. We ask the Board to defend that foundation before the federal floor that protects access gives way.

4 https://corpgov.law.harvard.edu/2020/03/03/cii-comment-letter-on-proposed-amendments-to-rule-14a-8/

5 https://corpgov.law.harvard.edu/2025/11/04/data-and-insights-on-corporate-governance-developments-and-important-trends-in-proxy-voting/

6 https://www.reginfo.gov/public/do/eAgendaViewRule?pubId=202504&RIN=3235-AN47

7 https://corpgov.law.harvard.edu/2025/12/17/trump-issues-executive-order-targeting-proxy-advisors-and-shareholder-proposals/

2026 Annual Meeting of Stockholders 87

Opposition Statement to Proposal No. 4

The Board recommends that stockholders vote AGAINST this proposal.

The Board has carefully considered this proposal and believes that the proposal is unnecessary, premature and not in the best interest of Oracle or its stockholders. The proposal asks Oracle to adopt a policy committing Oracle to include in its annual proxy statement certain stockholder proposals that satisfy current Rule 14a-8 ownership and holding-period thresholds, regardless of whether future federal regulation permits or requires different requirements. In effect, the proposal asks Oracle to commit to a company-specific eligibility policy regarding shareholder proposals before the SEC has reached a final determination on whether any amendments to Rule 14a-8 are appropriate, what those amendments would provide or how they would apply to companies and stockholders.

The Proposal Is Unnecessary, Premature and Would Limit Oracle’s Ability to Respond to Future Regulatory Developments

As required by federal securities laws, Oracle follows Rule 14a-8 and stockholders, who satisfy the applicable eligibility, procedural and substantive requirements may submit proposals for inclusion in Oracle’s proxy statement. The Board supports administering the stockholder proposal process in accordance with the applicable federal securities laws established by the SEC. The Board does not believe it would be prudent to adopt a separate company-specific policy that could diverge from future federal requirements and limit Oracle’s ability to respond appropriately to future legal, regulatory, market, and stockholder developments.

The Board believes it would be imprudent to commit in advance to a fixed policy without knowing the nature, rationale, scope, or final text of any potential future regulatory change. If Rule 14a-8 is amended, Oracle should retain the flexibility to evaluate the final rule, stockholder feedback, market practice, administrative considerations, Oracle’s circumstances and the best interests of Oracle and its stockholders. The proposal would unnecessarily constrain the Board’s ability to exercise informed judgment in response to those factors. The Board is not persuaded by the proponent’s assertion that any future change to Rule 14a-8 would necessarily silence long-term owners or reduce accountability. That argument depends on assumptions about hypothetical future regulatory action.

If Rule 14a-8 is amended, adopting a separate company-specific eligibility policy could create confusion and administrative complexity and burdens by requiring Oracle to apply a different stockholder proposal standard from the federal framework that governs the rest of the Rule 14a-8 process. The Board believes stockholders are best served by a clear, uniform process grounded in the SEC’s rules rather than a company-specific policy that may diverge from future federal requirements.

Oracle Values Stockholder Rights and Engagement

Stockholder rights and engagement are core elements of Oracle’s governance practices and Oracle values the perspectives of its stockholders. Oracle regularly engages with stockholders and provides stockholders with meaningful ways to express their views, including through voting on directors and other matters, communicating with the Board and management and submitting proposals under Rule 14a-8 when the applicable requirements are satisfied.

Mr. Ellison’s Ownership Does Not Limit Other Stockholders’ Rights

The proponent also points to Mr. Ellison’s significant ownership position. Oracle acknowledges that Mr. Ellison is the Company’s founder and largest stockholder. However, his ownership does not prevent other stockholders from exercising the rights available to them under Oracle’s governance documents and applicable law or from otherwise engaging with Oracle, as Oracle routinely does through its stockholder engagement program. Oracle has a single class of voting stock, with each share entitled to one vote. Other stockholders may vote on director elections and other matters, communicate with the Board and management, and submit stockholder proposals under Rule 14a-8 when the applicable requirements are satisfied.

88 2026 Annual Meeting of Stockholders

Mr. Ellison’s ownership position does not change the Board’s view that Oracle’s proxy process should be administered under the same federal securities-law framework that applies to other public companies, nor does it justify adopting a special company-specific policy in anticipation of hypothetical future rule changes.

Oracle appreciates and values the views of its stockholders and will continue to engage with them and consider their feedback. However, the proposal would not enhance stockholder rights today. Instead, it would bind Oracle and its stockholders in advance to a fixed position regarding possible future regulatory changes that have not yet been finalized or implemented. The Board believes that Oracle and its stockholders would be better served by allowing Oracle to evaluate any future changes to Rule 14a-8 if and when they occur, based on the final regulatory framework, stockholder feedback, market practice, Oracle’s circumstances and the best interests of Oracle and its stockholders.

For these reasons, the Board recommends that stockholders vote AGAINST this proposal.

2026 Annual Meeting of Stockholders 89

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Our Bylaws contain procedures governing how stockholders may submit proposals and/or director nominations to be considered at our annual meetings. The SEC has also adopted regulations (Exchange Act Rule 14a-8) that govern the inclusion of stockholder proposals in our annual proxy materials.

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for our 2027 Annual Meeting of Stockholders. Stockholders should carefully review our Bylaws and Exchange Act Rules 14a-8 and 14a-19 to ensure that they have satisfied all of the requirements necessary to submit proposals or director nominations to be considered at our 2027 Annual Meeting of Stockholders. Our Bylaws are posted on our website at www.oracle.com/goto/corpgov.

	Proposals for inclusion in 2027 proxy statement	Director nominations for inclusion in 2027 proxy statement (proxy access)	Other proposals/nominations to be presented at 2027 Annual Meeting*
Type of Proposal or Nomination	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements described in Exchange Act Rule 14a-8.

A stockholder or a group of up to 20 stockholders meeting the ownership requirements described in Section 1.12 of our Bylaws may submit director nominees (constituting up to the greater of two directors or 20% of the Board) for inclusion in our proxy statement by satisfying the requirements described in Section 1.12 of our Bylaws.

Stockholders may present proposals or director nominations directly at the annual meeting (but not for inclusion in our proxy statement) by satisfying the requirements described in Section 1.11 of our Bylaws.

When Proposal or Nomination Must Be Received by Oracle

No later than the close of business on May 28, 2027. However, if we did not hold an annual meeting the previous year, or if the date of our annual meeting has changed by more than 30 days from the anniversary of the previous year’s meeting, we will announce a new deadline in our public filings with the SEC.

No earlier than April 28, 2027 and no later than the close of business on May 28, 2027. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Oracle’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than September 19, 2027. However, we note that this date does not supersede any of the requirements or timing required by our Bylaws.

No earlier than May 28, 2027 and no later than the close of business on June 27, 2027. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Oracle’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than September 19, 2027. However, we note that this date does not supersede any of the requirements or timing required by our Bylaws.

Where to Send Proposal or Nomination

By Mail: Corporate Secretary, Oracle Corporation, 2300 Oracle Way, Austin, Texas 78741, with a confirmation copy sent by email to the email address below

By Email: Corporate_Secretary@oracle.com, with a confirmation copy sent by mail to the address above

What Must Be Included with Proposal or Nomination	The information required by Exchange Act Rule 14a-8	The information required by our Bylaws	The information required by our Bylaws

* If stockholders do not comply with the Bylaw notice deadlines in this column, we reserve the right not to submit the stockholder proposals or nominations to a vote at our annual meeting. If we are not notified of a stockholder proposal or nomination by June 27, 2027, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal or nomination, even though such proposal or nomination is not disclosed in the proxy statement.

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Under our Bylaws, if the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

2026 Annual Meeting of Stockholders 91

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	The Board of Directors of Oracle is soliciting your vote at the 2026 Annual Meeting of Stockholders (Annual Meeting).
Q:	What is the purpose of the Annual Meeting?

A:	You will be voting on the following items of business:

•
the election of directors (Proposal 1);
•
an advisory vote to approve the compensation of our NEOs (Proposal 2);
•
the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2027 (Proposal 3); and
•
one stockholder proposal, if properly presented at the Annual Meeting (Proposal 4).

If any other business properly comes before the meeting, you will be voting on those items as well.
Q:	What are the Board of Directors’ recommendations?

A:

The Board recommends that you vote your shares as follows:

•
for the election of each of the director nominees (Proposal 1);
•
for the approval, on an advisory basis, of the compensation of our NEOs (Proposal 2);
•
for the ratification of the selection of EY as our independent registered public accounting firm for fiscal 2027 (Proposal 3);
•
against the stockholder proposal (Proposal 4); and
•
for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Q:	Who is entitled to vote at the Annual Meeting?

A:

The Board set September 21, 2026 as the record date for the Annual Meeting. All stockholders who owned Oracle common stock at the close of business on September 21, 2026 may vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:

All stockholders as of the record date may attend the virtual 2026 Annual Meeting. We will also make the Annual Meeting viewable to any guests interested in Oracle’s business. Guests will not be able to vote shares or ask questions during the meeting.

Q:	Can stockholders ask questions during the Annual Meeting?

A:

Yes. We will answer stockholder questions submitted in advance of, and questions submitted live during, the Annual Meeting. Each stockholder may submit one question either in advance of or during the meeting. Stockholders wishing to submit a question in advance of the meeting may do so at www.proxyvote.com after logging in with the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on their proxy card (if they requested printed materials), or on the instructions that accompanied their proxy materials. Alternatively, each stockholder may submit their question during the Annual Meeting through www.virtualshareholdermeeting.com/ORCL2026. Please identify yourself when submitting a question. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the

92 2026 Annual Meeting of Stockholders

meeting rules of conduct, which will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ORCL2026. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Oracle’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all stockholders. The question and answer session will be accessible following the meeting as part of the recording of the meeting that will be available at www.virtualshareholdermeeting.com/ORCL2026 and on our website at www.oracle.com/investor following the Annual Meeting through November 25, 2026.

Q:	What do I need to attend the Annual Meeting and when should I access the Annual Meeting?

A:

This year’s Annual Meeting will be held in a virtual format only. The accompanying proxy materials and the meeting’s website (www.virtualshareholdermeeting.com/ORCL2026) include instructions on how to participate in the meeting and how you may vote your shares of Oracle stock. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. To be admitted to the Annual Meeting, you must enter the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on your proxy card (if you requested or received printed materials) or on the voting instruction forms that accompanied your proxy materials.

We encourage you to access the Annual Meeting before it begins. You may access the meeting site 15 minutes before the meeting on November 18, 2026. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the meeting log-in page. We will have technicians available to assist you beginning 30 minutes prior to the meeting at 8:30 a.m., Central Time, on November 18, 2026.

Q:	Will the Annual Meeting be recorded and available on the Internet?

A:	Yes, a recording of the meeting will be available at www.virtualshareholdermeeting.com/ORCL2026 and on our website at www.oracle.com/investor following the Annual Meeting through November 25, 2026.
Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal 2026, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, explains how you may access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Q:	Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

2026 Annual Meeting of Stockholders 93

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.oracle.com/investor or the website provided on your proxy card or voting instruction card.

Q:	How many votes do I have?

A:

You will have one vote for each share of Oracle common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and beneficial owner?

A:

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote electronically at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q:	How many votes can be cast by all stockholders?

A:

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 3,031,501,149 shares of common stock outstanding and entitled to vote on the record date, September 21, 2026.

Q:	How many votes must be present to hold the Annual Meeting?

A:

A majority of the shares entitled to vote as of the record date must be present on the virtual meeting platform or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What are the voting requirements and effect of abstentions, withheld votes and broker non-votes for each proposal?

A:

The following table summarizes the votes required for passage of each proposal and the effect of withheld votes or abstentions and broker non-votes for each proposal. See “—What if I don’t give specific voting instructions?” below for more information regarding broker non-votes.

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Proposal		Voting Options and Board Recommendation	Voting Requirements	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes

1	Election of each of the directors	FOR WITHHOLD	Directors are elected by a plurality of the votes cast. This means that the 13 individuals nominated for election to the Board who receive the most FOR votes will be elected.

Only votes FOR are counted in determining whether a plurality has been cast in favor of a director nominee. If you WITHHOLD authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a WITHHOLD vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting and mandatory resignation policy for directors (as discussed below).

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, your shares will be considered broker non-votes with regard to the proposal. Broker non-votes will be counted as present for purposes of establishing a quorum but will not affect the outcome of the vote.

2	Approval, on an advisory basis, of the compensation of our NEOs	FOR AGAINST ABSTAIN	Affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

If your shares are represented at the Annual Meeting but you ABSTAIN, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, your shares will be considered broker non-votes with regard to the proposal. Broker non-votes will be counted as present for purposes of establishing a quorum but will not affect the outcome of the vote.

3	Ratification of the selection of EY as our independent registered public accounting firm for fiscal 2027	FOR AGAINST ABSTAIN	Affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

If your shares are represented at the Annual Meeting but you ABSTAIN, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee may exercise discretion and vote on this matter.
4	One stockholder proposal, if properly presented at the Annual Meeting	FOR AGAINST ABSTAIN	Affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

If your shares are represented at the Annual Meeting but you ABSTAIN, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, your shares will be considered broker non-votes with regard to the proposal. Broker non-votes will be counted as present for purposes of establishing a quorum but will not affect the outcome of the vote.

2026 Annual Meeting of Stockholders 95

Q:	What is Oracle’s majority voting and mandatory resignation policy for directors?

A:

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting and mandatory resignation policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes WITHHELD from his or her election as compared to votes FOR such election and if no successor has been elected at such meeting, the director must tender his or her resignation following certification of the stockholder vote. The Governance Committee is required to make recommendations to the Board with respect to any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Full details of our majority voting and mandatory resignation policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

Q:	What does an advisory vote mean?

A:

Your votes on Proposal 2 (vote on NEO compensation), Proposal 3 (selection of EY as our independent registered public accounting firm) and Proposal 4 (the stockholder proposal) are advisory, which means the result of the votes are non-binding on Oracle, the Board and the committees of the Board. Although the votes are non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding these matters.

Q:	What if I don’t give specific voting instructions?

A:

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•
in accordance with the recommendations of the Board on all matters presented in this proxy statement; and
•
as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of EY as our independent registered public accounting firm (Proposal 3) because that is deemed to be a routine matter, but the broker could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will help with obtaining a quorum, but the broker non-vote will not otherwise count toward the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

96 2026 Annual Meeting of Stockholders

Q:	Can I change my vote after I voted?

A:

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

Q:	Who pays for the proxy solicitation and how will Oracle solicit votes?

A:

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to the solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree M&A Incorporated to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $25,000, plus any applicable customary costs and expenses.

Q:	Who will count the votes?

A:

Broadridge Financial Services has been appointed as the inspector of elections for the Annual Meeting. A representative of Broadridge Financial Services will tabulate votes cast by proxy or electronically before and during the meeting.

Q:	How do I find out the voting results?

A:

Preliminary voting results may be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting www.oracle.com/investor, calling our Investor Relations Department at 1-650-506-4073, writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or sending an email to investor_us@oracle.com.

Q:	What if I have questions about lost stock certificates or I need to change my mailing address?

A:

Stockholders may contact our transfer agent, Equiniti Trust Company, LLC, by calling 1-888-430-9892 or by emailing helpast@equiniti.com. Also see our transfer agent’s website at www.equiniti.com to get more information about these matters.

2026 Annual Meeting of Stockholders 97

Q:	What if I need to change my email address?

A:

Opting to receive all future proxy materials online will save us the cost of printing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to the website provided on your proxy card or voting instruction card to request to receive materials solely by electronic delivery in the future and supply the appropriate email address.

Q:	Who should I contact if I have questions?

A:

Stockholders with questions or who need assistance in voting their shares may call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836. Banks and brokers may call collect at 1-212-750-5833.

98 2026 Annual Meeting of Stockholders

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and are not deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this proxy statement and is not incorporated by reference.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” If stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065, and we will promptly deliver a separate copy of the proxy materials. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

Brian S. Higgins
Senior Vice President and Corporate Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

2026 Annual Meeting of Stockholders 99

Cautionary Note on Forward-Looking Statements

Statements in this proxy statement relating to Oracle’s future plans, expectations, beliefs, intentions and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” All information in this proxy statement is current as of September 25, 2026. Oracle undertakes no duty to update any statement in light of new information or future events.

100 2026 Annual Meeting of Stockholders

Oracle Corporation

2026 Annual Meeting of Stockholders

November 18, 2026

9:00 a.m. Central Time

ORACLE ORACLE CORPORATION ATTN: LUIS MONTANO 2300 ORACLE WAY AUSTIN, TX 78741 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 17, 2026 for shares held directly and by 11:59 p.m. Eastern Time on November 13, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORCL2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 17, 2026 for shares held directly and by 11:59 p.m. Eastern Time on November 13, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T03999-P57303 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ORACLE CORPORATION For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Awo Ablo 02) Jeffrey S. Berg 03) Michael J. Boskin 04) Safra A. Catz 05) Bruce R. Chizen 06) Lawrence J. Ellison 07) Rona A. Fairhead 08) Jeffrey O. Henley 09) Clayton M. Magouyrk 10) Tomislav Mihaljevic 11) Charles W. Moorman 12) Stephen H. Rusckowski 13) Michael D. Sicilia The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Advisory Vote to Approve the Compensation of our Named Executive Officers 3. Ratification of the Selection of our Independent Registered Public Accounting Firm The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 4. Stockholder Proposal Regarding Preservation of Shareholder Proposal Access Rights NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. T04000-P57303 ORACLE CORPORATION Annual Meeting of Stockholders November 18, 2026 9:00 AM This proxy is solicited by the Board of Directors T04000-P57303 The stockholder(s) hereby appoint(s) Lawrence J. Ellison, Jeffrey O. Henley and Brian S. Higgins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ORACLE CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CST on November 18, 2026, at www.virtualshareholdermeeting.com/ORCL2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side